Exhibit 10.42

EXECUTION COPY

CONFIDENTIAL

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT TO THE AMENDED AND RESTATED

LICENSE AND COLLABORATION AGREEMENT

This AMENDMENT TO THE AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT (the “Amendment”) is effective as of July 27, 2016 (the “Amendment Execution Date”) by and between Cytokinetics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 280 East Grand Avenue, South San Francisco, CA 94080, USA (“Cytokinetics”), and Astellas Pharma Inc., a corporation organized and existing under the laws of Japan, having its registered office at 2-5-1, Nihonbashi-Honcho, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”). Astellas and Cytokinetics are referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

RECITALS

A.        Cytokinetics is a biopharmaceutical company directed to the research and development of small molecule compounds that modulate muscle function, and owns certain patents and know-how relating to skeletal sarcomere activators;

B.        Astellas is a pharmaceutical company working to create and develop novel therapies;

C.        Cytokinetics and Astellas are parties to a License and Collaboration Agreement, dated June 21, 2013, as previously (i.e., prior to the Amendment Execution Date) amended and restated, including on December 22, 2014 (the “2014 Agreement”), pursuant to which they established a collaboration for the research, development and, if successful, commercialization of pharmaceutical products that contain certain fast skeletal regulatory activators (except for Cytokinetics’ clinical development candidate tirasemtiv and related molecules) and certain other skeletal sarcomere activators; and

D.        Cytokinetics and Astellas now desire to amend the terms and conditions of the 2014 Agreement pertaining to the Parties’ research, development and, if successful, commercialization of the products already included in the scope of the 2014 Agreement, in particular by adding ALS as one of the [*] Indications under the 2014 Agreement, and for Cytokinetics to grant Astellas an option to establish a collaboration for the development and, if successful, commercialization of pharmaceutical products that contain tirasemtiv.

NOW, THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cytokinetics and Astellas agree as follows:

1.	ADDITION OF ALS

  1.1      ALS as an [*] Indication. Cytokinetics hereby adds ALS to the Collaboration as an [*] Indication with respect to all Collaboration Products under Section [*] of the 2014 Agreement. For avoidance of doubt, “ALS” mentioned above includes the [*], as well as [*] symptoms that appear in the course of the development and progression of ALS in ALS Patients; “ALS Patients” means humans with a diagnosis of [*] ALS (defined as meeting the [*] criteria for a diagnosis of ALS according to the [*] criteria). For clarity, ALS does not include: (i) any [*] Indications under the 2014 Agreement; or (ii) the [*] symptoms in humans other than ALS Patients. The execution of this Amendment shall be deemed to have satisfied Cytokinetics’ notice obligation under Section [*] of the 2014 Agreement with respect to [*], and Cytokinetics will not be required to [*] for the [*]. With respect to ALS, [*] Section [*] of the 2014 Agreement shall [*].

  1.2      Development, Medical Affairs, and Commercialization of the Lead Product and/or any Other Collaboration Product in ALS.

(a)        Update to Development Plan. In connection with the addition of ALS as an [*] Indication, subject to Section 1.2(b) of this Amendment, the Development Program following the Amendment Effective Date shall include preparatory activities (e.g., [*]) to enable the Initiation and conduct of a Phase 2 Clinical Trial of the Lead Product for the potential treatment of ALS in 2017. Such additional activities shall be conducted in accordance with the clinical trial synopsis and budget included in the update to the Development Plan agreed by the Parties and attached hereto as Exhibit A. The attachment of the updated Development Plan to this Amendment shall be deemed to have satisfied the Parties’ (including the JDC’s) obligations to update the Development Plan under Section [*] of the 2014 Agreement in connection with the addition of ALS as an [*] Indication. Subsequent updates of the portion of the Development Plan specific to the Lead Product and/or any Other Collaboration Product for ALS and any amendment thereto shall be generated collaboratively by the Parties and agreed by the JDC. Notwithstanding [*] of the 2014 Agreement, [*] will conduct certain [*], including [*] and [*] for the Lead Product and/or any Other Collaboration Product for [*] Indications, all as specified in and in accordance with the updated Development Plan. The JMC will discuss the appropriate timing for the transition of [*]. For clarity, [*] for [*] in the Development Plan with respect to the Lead Product and/or any Other Collaboration Product for ALS in accordance with [*].

(b)        Development and Regulatory Responsibility. Notwithstanding Sections 6.3(a), 6.3(b)(iv), 6.3(d), 7.1(a) and 7.1(c) of the 2014 Agreement, subject to Astellas’ primary responsibility set forth in this Section 1.2(b), the JDC shall provide each Party a meaningful role in the Development of the Lead Compound and Lead Product and/or any Other Collaboration Product for ALS in the Development Plan, including operational responsibilities for the shared conduct of clinical trials (including the Pivotal Registration Study or registration program) and regulatory affairs to leverage Cytokinetics capabilities and enable Astellas to build its capabilities. In accordance with the foregoing and based on the Development Plan agreed by the JDC, Astellas shall be primarily responsible for the strategy/conduct of the Development Program and regulatory activities relating thereto to generate the Registration Dossier for the Lead Product and/or any Other Collaboration Product for ALS as follows:

(i)        Cytokinetics shall conduct the Phase 2 Clinical Trial for the Lead Product and/or any Other Collaboration Product in ALS in the Shared Territory, and the Parties plan to Initiate the initial Phase 2 Clinical Trial for the Lead Product in [*] 2017;

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)        Astellas shall be primarily responsible for the conduct of other Development activities, including the Pivotal Registration Study and regulatory activities, including: [*] generating [*] the Registration Dossier; [*] in the Shared Territory;

(iii)        Astellas shall be responsible for all other Development of the Lead Product and/or any Other Collaboration Product for ALS worldwide including development and regulatory activities in Japan, as well as related CMC Activities;

(iv)        in connection with the foregoing, the JDC may allocate specific development and/or regulatory activities for the Development of the Lead Product and/or any Other Collaboration Product for ALS to Astellas or Cytokinetics, taking into consideration each Party’s relevant expertise, capabilities, resources, infrastructure, and relationships and how they can be leveraged in the best interests of the Collaboration; and

(v)        to the extent the allocation of activities and responsibilities between the Parties with respect to the Development of the Lead Product and/or any Other Collaboration Product in ALS under Section 6.3 of the 2014 Agreement and Sections 1.2(a) and (b) of this Amendment are inconsistent, then such allocation described under Sections 1.2(a) and (b) of this Amendment shall control.

(c)        [*] for ALS. Notwithstanding Section [*] of the 2014 Agreement, [*] shall [*] for the Lead Product or any Other Collaboration Product in ALS. If [*] the Lead Product and/or any Other Collaboration Product in ALS, Cytokinetics will have the right to [*] Indication Development Work for the Lead Product and/or any such Other Collaboration Product for ALS, in which event the Parties’ respective rights and obligations for the Lead Product and any such Other Collaboration Product in ALS shall be governed by the terms and conditions under the 2014 Agreement (in the form prior to this Amendment) that are applicable to an [*] Indication in the event [*] for such [*] Indication. For clarity, such Cytokinetics’ right mentioned in Section 1.2(c) will not prevent Astellas from terminating the 2014 Agreement for its convenience pursuant to Section 14.2(a) of the 2014 Agreement [*].

(d)        Medical Affairs for Lead Product and/or any Other Collaboration Product in ALS. Notwithstanding anything to the contrary in 2014 Agreement, Astellas shall lead and be primarily responsible for the Medical Affairs activities of the Lead Product and/or any Other Collaboration Product in ALS. The Medical Affairs activities of the Parties for the Lead Product and/or any Other Collaboration Product in ALS shall be governed by the terms and conditions governing the Medical Affairs activities of the Parties for an [*] Indication, provided that: (i) Section 10.5(b) of the 2014 Agreement shall not apply; (ii) the decision making for the Medical Affairs activities shall be governed by Section 1.2(f) of this Amendment; and (iii) the portion of the Medical Affairs Plan specific to the Lead Product and/or any Other Collaboration Product for ALS and any amendment thereto shall be generated collaboratively by the Parties and agreed by the JMAC, with the JMAC using Diligent Efforts to leverage and utilize each Party’s relevant expertise, capabilities, resources, infrastructure, systems and relationships in the best interests of the Collaboration under the Medical Affairs Plan.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)        Commercialization of Lead Product and/or any Other Collaboration Product in ALS. Notwithstanding anything to the contrary in 2014 Agreement, Astellas shall lead and be primarily responsible for the Commercialization of the Lead Product and/or any Other Collaboration Product in ALS. The Commercialization of the Lead Product and/or any Other Collaboration Product in ALS shall be governed by the terms and conditions governing the Commercialization of the Lead Product and/or any Other Collaboration Product for an [*] Indication, provided that: (i) Sections 9.1(b), 9.1(c), 9.3(d)(iii), and 9.3(e) of the 2014 Agreement shall not apply; (ii) the decision making for the Commercialization activities shall be governed by Section 1.2(f) of this Amendment; and (iii) the portion of the Commercialization Plan specific to the Lead Product and/or any Other Collaboration Product for ALS and any amendment thereto shall be generated collaboratively by the Parties and agreed by the JCC, with the JCC using Diligent Efforts to leverage and utilize each Party’s relevant expertise, capabilities, resources, infrastructure, systems and relationships in the best interests of the Collaboration under the Commercialization Plan. In that regard, Cytokinetics shall consult with Astellas in the course of developing any Cytokinetics Co-Promotion Recommendation pursuant to Section 9.6(b)(ii) of the 2014 Agreement. For clarity, Cytokinetics may conduct, [*], market research and other strategic and tactical activities and share findings relating thereto.

(f)        Decision Making Authority. Notwithstanding anything to the contrary in the 2014 Agreement, on matters regarding ALS as an [*] Indication for the Lead Compound, Lead Product and/or any Other Collaboration Product, the JDC, JMAC, JMC and/or JCC, as applicable, shall make decisions by consensus. Any disagreement that the JDC, JMAC, JMC and/or JCC cannot resolve on such matters shall be escalated to the JSC in accordance with the process in Section 2.13 of the 2014 Agreement. If the JSC does not reach agreement pursuant to Section 2.13 of the 2014 Agreement, the matter shall be discussed by the Parties’ CEOs, subject to Astellas’ CEO’s final decision making authority. On matters regarding ALS as an [*] Indication for the Lead Compound, Lead Product and/or any Other Collaboration Product, Astellas and Cytokinetics shall make decisions and act in accordance with the following principles (the “Guiding Principles”):

(i)        Each Party shall use Diligent Efforts to leverage the other Party’s relevant expertise, capabilities, resources, infrastructure and relationships in the best interests of the Collaboration;

(ii)        The Collaboration shall initially rely on Cytokinetics’ development, regulatory, medical affairs and commercial planning expertise and capabilities that are established specific to ALS while leveraging Astellas’ broader capabilities and also enable the establishment of Astellas’ development, regulatory, medical affairs and commercial infrastructure and expertise in ALS over time throughout the territory (i.e. Shared Territory and Astellas Territory); and

(iii)        The Collaboration shall seek to expand the opportunity in ALS using the Lead Product and/or Other Collaboration Products based on preceding clinical and regulatory experience of Tirasemtiv.

  1.3      Amended Financial Terms for the Lead Product under the 2014 Agreement.

(a)      Upfront Amendment Payment. Within thirty (30) days after the Amendment Effective Date, Astellas will pay Cytokinetics the non-refundable, non-creditable amendment payment in the amount of thirty-five million dollars ($35,000,000).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      Phase 2 Initiation Milestone Payment. Within thirty (30) days after the Amendment Effective Date, Astellas will pay Cytokinetics the non-refundable, non-creditable milestone payment for the Lead Compound/Lead Product in the amount of fifteen million dollars ($15,000,000) as if the first Phase 2 Clinical Trial for ALS as an [*] Indication has been Initiated. Upon the Initiation of such first Phase 2 Clinical Trial for ALS as an [*] Indication, Astellas will not be required to make the milestone payment triggered by such Initiation.

(c)      Development Costs for the Lead Product in [*] Indications.

(i)        ALS Phase 2 Development. Notwithstanding Section 6.4(d) of the 2014 Agreement, the [*] Indication Development Costs incurred by or on behalf of either Party directly pertaining to the Development activities for the Lead Product in ALS prior to Initiation of the Pivotal Registration Study (including the Manufacture of clinical trial supply therefor) (the “ALS Phase 2 Development”) shall be allocated in accordance with Section 6.4(a) of the 2014 Agreement, with Astellas being solely responsible for all such Development Costs, provided that, prior to the completion of such ALS Phase 2 Development of the Lead Product, Cytokinetics shall have the right, but not the obligation, to elect to co-fund any portion of the [*] Indication Development Costs for such ALS Phase 2 Development equally with Astellas, and any such co-funding election by Cytokinetics, at Cytokinetics’ sole discretion, shall be reflected in an updated Development Plan, which shall identify the portion of the [*] Indication Development Costs (and the Development activities corresponding thereto) to be co-funded by Cytokinetics. The portion of the ALS Phase 2 Development solely funded by Astellas within the definition of [*] Indication Development Costs (and excluding costs for which Astellas is solely responsible for country-specific development activities for the Astellas Territory) shall be deemed “Astellas Solely Funded Costs”.

(ii)      Payment Adjustment. In recognition of Astellas’ sole funding of the Astellas Solely Funded Costs, Astellas shall have the right to: (i) reduce any milestone payment due for the Lead Product and/or any Other Collaboration Product to Cytokinetics by [*], provided that such milestone payment has a due date that is after the completion of the ALS Phase 2 Development; and/or (ii) reduce each of the royalty rates for the Lead Product and/or any Other Collaboration Product described under Sections 11.7(a)[*] of the 2014 Agreement by [*], subject to other royalty adjustment mechanisms set forth in the 2014 Agreement, until the aggregate payment reduction by Astellas to Cytokinetics under subsection (i) and/or (ii) reaches the total amount of the Astellas Solely Funded Costs. For example, if Astellas Solely Funded Costs are twenty-five million dollars ($25,000,000), then the maximum amount of payment adjustment under this Section 1.3(c)(ii) shall be twenty-five million dollars ($25,000,000).

(iii)     Other Development. Except as set forth in Sections 1.3(c)(i) and (ii) of this Amendment, all other [*] Indication Development Costs incurred by or on behalf of either Party (i.e., in connection with the other Development of the Lead Product in [*] Indications and/or any Development of any Other Collaboration Product in [*] Indications) shall be shared in accordance with Section 6.4(d) of the 2014 Agreement, provided that, in the event any Other Collaboration Product is [*], then: (A) Sections 1.2(a) shall apply to such Other Collaboration Product as if it were the Lead Product, provided that the [*] for such Other Collaboration Product shall be determined by the JDC; and (B) Section 1.3(c) shall apply to such Other Collaboration Product as if it were the Lead Product unless and until (1) Astellas has [*], or (2) Astellas has [*], whichever is earlier.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(iv)      Deferral Option. During the period prior to [*] of this Amendment, Cytokinetics may elect to defer its co-funding obligations of [*] Development Costs under Section [*] of the 2014 Agreement with [*] prior notice to Astellas, provided that (A) Cytokinetics cannot defer [*] at any given time; and (B) Cytokinetics cannot defer [*] by more than eighteen (18) months from the date such payment would have been due but for such deferral. Such deferral is not intended to be [*] to continue to fulfill its obligations. If Cytokinetics defers its co-funding obligation for a portion of the [*] Development Costs, Astellas will be solely responsible for such portion of the [*] Development Costs. If Cytokinetics defers any such co-funding payment obligation in connection with the Development activities with respect to a particular Collaboration Product (i.e., the Lead Product or any Other Collaboration Product) and fails to make such deferred payment when due, then each of the royalty rates for such Collaboration Product described under Sections 11.7(a)[*] of the 2014 Agreement shall be reduced by [*], subject to other royalty adjustment mechanisms set forth in the 2014 Agreement.

2.	GRANT OF OPTION WITH RESPECT TO TIRASEMTIV

  2.1    Defined Terms.

(a)        “tirasemtiv Astellas Territory” means worldwide excluding the Cytokinetics Territory.

(b)        “tirasemtiv Cytokinetics Territory” means the U.S., EU, Canada, Switzerland, Liechtenstein, Turkey, Israel, Norway, Iceland, Andorra, Monaco, San Marino and the Vatican.

(c)        “Deferred Data Package” means the approval letter for the tirasemtiv Product from the FDA (including any accelerated or conditional approval), in the event: (i) Cytokinetics receives the approval letter for the tirasemtiv Product from the EMA before it receives the approval letter for the tirasemtiv Product from the FDA (in each case including accelerated or conditional approval); and (ii) Astellas elects not to exercise the Option after its receipt of the Late Data Package from Cytokinetics consisting of such approval letter from the EMA.

(d)        “Deferred Decision Date” means the date that is [*] days after Astellas’ receipt of the Deferred Data Package.

(e)        “Early Data Package” means the analyses pre-specified in the statistical analysis plan for VITALITY-ALS.

(f)        “Early Decision Date” means the date that is [*] days after Astellas’ receipt of the Early Data Package.

(g)        “Late Data Package” means the first approval letter for the tirasemtiv Product from the FDA or EMA (including accelerated or conditional approval), whichever is earlier.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(h)        “Late Decision Date” means the date that is [*] days after Astellas’ receipt of the Late Data Package.

(i)        “Material Contracts” means the agreements listed in Exhibit B.

(j)        “Option Asset” means all of Cytokinetics’ and its Affiliates’ right, title and interest in and to:

(1)        the tirasemtiv Collaboration Intellectual Property;

(2)        the tirasemtiv Collaboration Know-How;

(3)        the Option IP; and

(4)        the regulatory approval(s) necessary for conducting the VITALITY-ALS.

(k)        “Option Period” means the time period commencing on the Amendment Effective Date and ending on the later of the (A) Late Decision Date, or (B) if applicable, the Deferred Decision Date, unless in each case earlier terminated in accordance with Section 2.5(d).

(l)        “Regulatory Approval” is defined in Section 3.5 of this Amendment.

(m)      “Shared Development Costs” means the [*] incurred by or on account of Cytokinetics in performing the Cytokinetics Development Activities under the Global Development Plan, during the time period that commences on the Early Decision Date, and ends on the effective date of the tirasemtiv Agreement in the event Astellas exercises the Option.

(n)        “tirasemtiv Field” means the prevention, treatment and/or amelioration of diseases and conditions in humans, including, but not limited to, ALS and other Retained Indications.

(o)        “tirasemtiv Agreement” means the agreement in the form attached to this Amendment as Exhibit C, which sets forth the terms and conditions under which the Parties will collaborate on the development, manufacture and commercialization of the tirasemtiv Product in the event Astellas exercises its Option.

(p)        “tirasemtiv FTE Rate” means an initial rate of [*] per FTE per year, which shall apply through [*]. Thereafter, the tirasemtiv FTE Rate shall be changed annually on a calendar year basis to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index for [*], as published by the U.S. Department of Labor, Bureau of Labor Statistics (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised tirasemtiv FTE Rate).

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(q)        “tirasemtiv Collaboration Intellectual Property” means any information and materials, including discoveries, improvements, modifications, processes, methods, assay, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, coordinates for compound/apo protein structures, expression constructs, know-how and trade secrets, patentable or otherwise, that is discovered, generated, conceived and/or reduced to practice by or on behalf of either Party (including its Affiliates, employees, agents and contractors), whether solely or jointly, as a result of: (a) any and all research activities for tirasemtiv performed by Cytokinetics and/or (b) the performance of its activities under the Global Development Plan (as defined below) [*], in each case including all rights, title and interest in and to the intellectual property rights therein and thereto.

(r)        “tirasemtiv Collaboration Know-How” means know-how that is within the tirasemtiv Collaboration Intellectual Property.

(s)        “tirasemtiv Product” means any pharmaceutical product containing Tirasemtiv (including any [*] thereof).

(t)        “VITALITY-ALS” means the multi-national, randomized, double-blind, placebo-controlled, Phase 3 Clinical Trial being conducted by Cytokinetics as of the Amendment Execution Date for the tirasemtiv Product in ALS.

  2.2      Grant of the Option. Subject to the terms and conditions of this Article 2 of this Amendment, effective during the Option Period, Cytokinetics hereby grants Astellas an exclusive option to obtain the right to collaboratively develop and commercialize all tirasemtiv Products in the tirasemtiv Field in accordance with the terms and conditions set forth in the tirasemtiv Agreement (the “Option”), and Astellas shall have the right (but not the obligation) to exercise such Option in accordance with Section 2.5.

  2.3      Development of the tirasemtiv Product during the Option Period.

(a)        Development by the Parties. After the Amendment Effective Date and during the Option Period, Cytokinetics shall conduct the VITALITY-ALS and any additional development to support the Regulatory Approval of the tirasemtiv Product in ALS by the FDA and EMA (the “Cytokinetics Global Development Activities”) and to support the country-specific Regulatory Approvals of the tirasemtiv Product in ALS in the tirasemtiv Cytokinetics Territory (the “Cytokinetics Country-Specific Development Activities”). The Cytokinetics Global Development Activities and Cytokinetics Country-Specific Development Activities may be referred to collectively as the “Cytokinetics Development Activities”. Cytokinetics shall have the right, but not the obligation, to conduct additional development to support country-specific Regulatory Approvals for the tirasemtiv Product in ALS in the tirasemtiv Astellas Territory, in reasonable consultation with Astellas.

(b)        Global Development Plan. Cytokinetics will conduct the Cytokinetics Development Activities during the Option Period in accordance with a global development plan (the “Global Development Plan”), for which Cytokinetics will have final decision making authority. The Global Development Plan existing as of the Amendment Execution Date is attached to this Amendment as Exhibit D. Cytokinetics shall prepare an updated Global Development Plan and shall provide Astellas with such updated Global Development Plan prepared by Cytokinetics concurrent with Cytokinetics’ delivery of the Early Data Package and Late Data Package (if applicable) to Astellas.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Progress Updates. During the Option Period, Cytokinetics shall provide Astellas with updates of the Cytokinetics Development Activities, as well as related regulatory, medical affairs and commercialization planning activities and any material updates on the timing of events that may trigger an obligation on Astellas to make a milestone payment or exercise its Option. Cytokinetics will provide Astellas with materials, documents and data (in summary form) pertaining to the Cytokinetics Development Activities that are in Cytokinetics’ possession and under the control of Cytokinetics in a timely manner, at least [*] in connection with the meetings of the JDC under the 2014 Agreement, or as soon as practicable after such time period. For clarity, such related materials, documents and data summaries will include analyses of the placebo data from the EMPOWER study, as well as updates on Cytokinetics’ activities related to the ALS Association initiatives for ALS guidance and guidelines.

(i)        In addition, after Cytokinetics delivers to Astellas the Early Data Package, Astellas shall have the right to review the data set and analyses for VITALITY-ALS at Cytokinetics, upon Astellas’ reasonable request and at a time mutually agreed by the Parties.

(ii)     After Cytokinetics delivers to Astellas the Late Data Package and/or the Deferred Data Package (if applicable), Astellas shall have the right to review related Regulatory Materials at Cytokinetics to the extent not previously not provided to Astellas, upon Astellas’ reasonable request and at a time mutually agreed by the Parties.

(d)        Development Costs During Option Period. Cytokinetics shall solely bear all internal costs (calculated at the tirasemtiv FTE Rate) and out-of-pocket costs incurred by Cytokinetics in performing the activities under the Global Development Plan during the period commencing on June 1, 2016 through the end of the Option Period (subject to true up payment from Astellas under Section 2.7(b)(ii) below and [*]), but Astellas is required to compensate Cytokinetics for any Astellas Country-Specific Activities conducted by Cytokinetics during the Option Period, as set forth in Section 2.7(b)(iii) of this Amendment.

(e)         No Obligations for Alternative Product. During the Option Period, Cytokinetics shall have the right, but not the obligation, to conduct and fund the Development of any tirasemtiv Product in a different formulation and/or form from the tirasemtiv Product that is being Developed by Cytokinetics as of the Amendment Execution Date.

  2.4      Preservation of the Option Assets during the Option Period.

(a)        The tirasemtiv Collaboration Intellectual Property and Option IP. During the Option Period, Cytokinetics shall not abandon, cease prosecution on, fail to maintain, or fail to pay any fees or expenses in connection with, any tirasemtiv Collaboration Intellectual Property and Option IP, except in the ordinary course of business in connection with patent filing, prosecution and maintenance.

(b)        Material Contract. During the Option Period, Cytokinetics shall perform in all material respects all obligations under each Material Contract and shall not waive, release or assign any rights or claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any Material Contract in a manner that would materially adversely affect Astellas’ rights under this Amendment.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        No Grant of Rights to Third Party. During the Option Period, Cytokinetics shall not enter into any written agreement with, give any written binding commitment to or grant any written option right to a Third Party to effect the out-licensing, sale, transfer or other disposition of any part of any of Cytokinetics’ right, title or interest in tirasemtiv Product, or any of the Option Asset in a manner that would grant any Third Party the right to file for Regulatory Approval for or commercialize the tirasemtiv Product.

  2.5      Exercise of the Option.

(a)        Early Option Exercise. Astellas shall have the right, but not obligation, to exercise its Option on or prior to the Early Decision Date by providing Cytokinetics with written notification of such Option exercise and paying Cytokinetics the Early Option Fee in accordance with Section 2.7(b)(i)(1) of this Amendment (the “Early Option Exercise”). Upon Cytokinetics’ receipt of both such written notification and payment, Astellas’ exercise of the Option shall be deemed effective and the tirasemtiv Agreement shall become effective automatically.

(b)        Late Option Exercise. Astellas shall have the right, but not the obligation, to exercise its Option after the Early Decision Date but on or prior to the Late Decision Date by providing Cytokinetics with written notification of such Option exercise and paying Cytokinetics the Late Option Fee in accordance with Section 2.7(b)(i)(2) of this Amendment (the “Late Option Exercise”), provided that, in the event Cytokinetics receives the approval letter for the tirasemtiv Product from the EMA before it receives the approval letter for the tirasemtiv Product from the FDA, then Astellas shall have the right to defer its Option exercise in accordance with Section 2.5(c). Upon Cytokinetics’ receipt of both such written notification and payment, Astellas’ exercise of the Option shall be deemed effective and the tirasemtiv Agreement shall become effective automatically.

(c)        Deferred Option Exercise. In the event Astellas defers its option exercise in accordance with Section 2.5(b), Astellas shall have the right, but not the obligation, to exercise its Option after the Late Decision Date but on or prior to the Deferred Decision Date by providing Cytokinetics with written notification of such option exercise and paying Cytokinetics the Deferred Option Fee in accordance with Section 2.7(b)(i)(3) of this Amendment (the “Deferred Option Exercise”). Upon Cytokinetics’ receipt of both such written notification and payment, Astellas’ exercise of the Option shall be deemed effective and the tirasemtiv Agreement shall become effective automatically.

(d)        Early Termination of Option Period. The Option Period may be earlier terminated as follows:

  (i)        In the event that: (A) Astellas does not effectuate the Early Option Exercise; and (B) Cytokinetics decides to [*], then Cytokinetics shall provide Astellas with written notification of such decision to [*]. Astellas shall have the right to indicate its interest to exercise its Option within [*] days after receiving such notification from Cytokinetics by providing Cytokinetics with written notification of such interest. In the event Cytokinetics agrees to Astellas’ exercise of the Option, then Cytokinetics shall notify Astellas in writing and Astellas shall be deemed to have exercised its Option upon paying Cytokinetics, within [*] days after receiving such notification of agreement from Cytokinetics: (1) [*] if such option exercise is based on [*]; or, as the case may be, (2) [*] if Cytokinetics has provided to Astellas [*] at the time Astellas exercises such Option. If Astellas does not indicate such interest within such [*] period, or if Cytokinetics does not agree to such Option exercise, or if Astellas does not make the payment within the [*] day period after receiving Cytokinetics’ agreement, then the Option Period shall terminate and the Option shall be of no further effect. If Astellas so exercises such Option in accordance with this Section 2.5(d)(i), then upon Cytokinetics’ receipt of both such written notification and payment, Astellas’ exercise of the Option shall be deemed effective and the tirasemtiv Agreement shall become effective automatically and [*] shall be included and deemed as the tirasemtiv Astellas Territory.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)      In the event that: (A) Astellas does not effectuate the Early Option Exercise; and (B) Astellas is not using Diligent Efforts to Develop the Lead Product or any Other Collaboration Product in ALS as an [*] Indication under the 2014 Agreement (other than for reasons of safety), then Cytokinetics shall have the right to terminate the Option Period upon written notification to Astellas. If the Parties do not agree whether Astellas is using such Diligent Efforts, and the matter remains unresolved after escalation to the JSC, the dispute will be resolved in accordance with Section 17.6(b) of the 2014 Agreement.

(iii)     The Parties will coordinate the content and timing of public disclosures (e.g., press releases and, for Cytokinetics, SEC filings) in connection with the exercise of the Option or expiration or termination of the Option.

  2.6        Termination or Expiration of Option. In the event that the Option Period expires or is terminated without the tirasemtiv Agreement becoming effective, then:

(a)        the Option shall expire and Astellas shall have not have any right to the tirasemtiv Product or Option IP (as defined below); and

(b)        notwithstanding Article 12 (Intellectual Property Rights) of the 2014 Agreement, all data, results, material, information and Know-How generated during the Option Period under the Global Development Plan that pertain to the composition or formulation of, or the method of making or using, any tirasemtiv Product, and any Patent Rights claiming any of the foregoing (collectively, “Option IP”) shall be solely owned by Cytokinetics and excluded from the tirasemtiv Collaboration Intellectual Property, and Astellas hereby assigns (effective only upon the expiration or termination of the Option Period) to Cytokinetics all of Astellas’ right, title and interest in and to the Option IP. To the extent any such Option IP also relates to the formulation of, or the method of making or using, the Lead Product, Other Collaboration Product and/or any other Collaboration Product under the 2014 Agreement, such Option IP shall be deemed included in the scope of Cytokinetics Technology under the 2014 Agreement and included in the licenses to Astellas under the 2014 Agreement.

  2.7      Financial Terms.

 (a)        Upfront Payments. Within thirty (30) days after the Amendment Effective Date, Astellas shall pay to Cytokinetics a one-time, non-refundable, non-creditable option fee in the amount of fifteen million dollars ($15,000,000) for the grant of the Option under Section 2.2 of this Amendment.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)         Option Exercise Fee and Development Costs True Up.

(i)      Option Exercise Fee.

(1)        Early Option Fee. In the event Astellas effectuates the Early Option Exercise, Astellas shall pay Cytokinetics a non-refundable, non-creditable option exercise fee in the amount of twenty-five million dollars ($25,000,000) at the time of the Option exercise (the “Early Option Fee”).

(2)        Late Option Fee. In the event Astellas effectuates the Late Option Exercise, Astellas shall pay Cytokinetics a non-refundable, non-creditable option exercise fee in the amount of eighty million dollars ($80,000,000) (the “Late Option Fee”) as follows: (A) in a one-time, lump sum payment at the time of the Option exercise in the event Astellas exercises such Option after receipt of the approval letter from the FDA; or, as the case may be, (B) in the event Astellas exercises such Option after the receipt of the approval letter from the EMA but before the approval letter from the FDA, [*] at the time of the Option exercise and [*] within thirty (30) days after the receipt of the approval letter from the FDA.

(3)        Deferred Option Fee. In the event Astellas effectuates the Deferred Option Exercise, Astellas shall pay Cytokinetics a non-refundable, non-creditable option exercise fee in the amount of eighty million dollars ($80,000,000) in a one-time, lump sum payment at the time of the Option exercise (the “Deferred Option Fee”).

(ii)       Development Cost True Up.

(1)        In the event Astellas effectuates the Late Option Exercise, Astellas shall pay to Cytokinetics [*] of the Shared Development Costs [*]. Cytokinetics shall issue an invoice to Astellas for such payment at any time after such Option exercise becomes effective, and Astellas shall pay such invoice within thirty (30) days after receiving such invoice.

(2)        In the event Astellas effectuates the Deferred Option Exercise, Astellas shall pay to Cytokinetics [*] of the Shared Development Costs [*]. Cytokinetics shall issue an invoice to Astellas for such payment at any time after such Option exercise becomes effective, and Astellas shall pay such invoice within thirty (30) days after receiving such invoice.

(iii)      Development Costs for Astellas Country-Specific Activities. In the event Astellas exercises the Option, Astellas shall reimburse Cytokinetics [*] of the [*] costs incurred by or on account of Cytokinetics in performing any Astellas Country-Specific Activities during the time period that commences on June 1, 2016 and ends on the effective date of the tirasemtiv Agreement. Cytokinetics shall issue an invoice to Astellas for such payment at any time after the Option exercise becomes effective, and Astellas shall pay such invoice within thirty (30) days after receiving such invoice.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        CY 4033 Study Milestone Payment. In the event Initiation of the open label extension study for the tirasemtiv Product described in the Development Plan (the “CY 4033 Study”) occurs prior to Astellas’ exercise of the Option, Astellas shall pay to Cytokinetics a non-refundable, non-creditable payment in the amount of thirty million dollars ($30,000,000) upon Astellas’ exercise of the Option, unless Astellas had previously made the CY 4033 Early Milestone Payment described below. If Initiation of the CY 4033 Study occurs prior to Astellas’ exercise of the Option, Cytokinetics shall give written notice of such Initiation to Astellas within five (5) days after such Initiation occurs (the “CY 4033 Notice”). Astellas shall have a one-time option to make a non-refundable, non-creditable payment to Cytokinetics of fifteen million dollars ($15,000,000) within thirty (30) days following receipt of the CY 4033 Notice (such payment, the “CY 4033 Early Milestone Payment”). If Astellas makes the CY 4033 Early Milestone Payment, then Astellas shall be relieved of any further milestone payment obligation in respect of the CY 4033 Study under this Section 2.7(c). If Initiation of the CY 4033 Study occurs after Astellas’ exercise of the Option, Cytokinetics shall issue an invoice following Initiation of the CY 4033 Study for Astellas’ payment of fifteen million dollars ($15,000,000), and Astellas shall make such payment within thirty (30) days after Astellas’ receipt from Cytokinetics of such invoice.

(d)        Potential Adjustment of Financial Terms for the Lead Product and/or any Other Collaboration Product. In the event Astellas exercises the Option, if the tirasemtiv Product is [*] (as defined in the tirasemtiv Agreement), other financial terms will be adjusted as described in the tirasemtiv Agreement.

  2.8       Representation and Warranties.

(a)        Representation and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Amendment Execution Date that:

(1)        it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Amendment and to carry out the provisions hereof;

(2)        it has the full right, power and authority to enter into this Amendment, to perform its obligations hereunder; and

(3)        this Amendment has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

(b)        Covenant by Cytokinetics. Cytokinetics represents and warrants to Astellas, as of the Amendment Execution Date and, unless otherwise disclosed in writing by Cytokinetics to Astellas on or before the Amendment Effective Date, that:

(1)        it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in tirasemtiv Cytokinetics Patents listed in Exhibit E in a manner that is inconsistent with the Option granted to Astellas under Section 2.2 and license anticipated to be granted to Astellas under the tirasemtiv Agreement, respectively;

(2)        to Cytokinetics’ knowledge, all tirasemtiv Cytokinetics Patents existing as of the Amendment Execution Date or Amendment Effective Date, as applicable, are listed in Exhibit E; and

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(3)        it has the right to grant the license and rights herein to Astellas and it has not granted any license, right or interest in, to or under the tirasemtiv Cytokinetics Patents listed in Exhibit E to any Third Party that is inconsistent with the option granted to Astellas under Section 2.2 and license anticipated to be granted to Astellas under the tirasemtiv Agreement, respectively; and

(4)        it has not received any written notification from any Third Party alleging that the Development, Manufacture and/or proposed Commercialization of the tirasemtiv Product currently under Development by Cytokinetics infringes the Patent Rights of any Third Party; and

(5)        in the course of the Development and Manufacture of Tirasemtiv and tirasemtiv Product, neither Cytokinetics nor its Affiliates uses any employee or consultant (including of any sublicensee), who has been debarred or disqualified by any Regulatory Authority, or, to its or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority. Cytokinetics shall notify Astellas promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.

(c)      No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 2.8, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF ASTELLAS OR CYTOKINETICS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

3.	AMENDMENT WITH RESPECT TO THE RESEARCH PLAN AND OTHER AMENDMENT

  3.1        Section 1.81 of the 2014 Agreement is hereby amended by adding the following phrase at the end “and/or, if and after Astellas exercises its Option, [*] Compounds, including Tirasemtiv.”

  3.2        Section 5.2 of the 2014 Agreement is hereby amended to replace the phrase “December 31, 2016” in the first sentence of such section with the phrase “December 31, 2017.”

  3.3        Section 5.3 of the 2014 Agreement is hereby amended to replace the phrase “December 31, 2016” in the third sentence of such section with the phrase “December 31, 2017.” The Research Plan has been updated by the JRC to include Astellas’ sponsorship of [*] at Cytokinetics through December 31, 2017.

  3.4        Section 1.37 of the 2014 Agreement is hereby amended by adding the following sentence: “For clarity, any of the named countries in this Section shall remain part of the EU for the purpose of this Agreement regardless of whether they remain a member state of the EU.”

  3.5        The following definition is hereby added to the 2014 Agreement: “Other Collaboration Product” means any Collaboration Product containing a Fast Skeletal Regulatory Activator other than the Lead Compound that is Developed for ALS as an [*] Indication.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

  3.6        The following definition is hereby added to the 2014 Agreement: “Regulatory Approval” means the approval by the appropriate Regulatory Authority to commercially sell a pharmaceutical product (but excluding pricing or reimbursement approval) in the Field in a particular jurisdiction.

  3.7        The Parties acknowledge that one or more Retained Indications may be added as [*] Indications by the Parties in accordance with Section [*] of the 2014 Agreement, and the Parties hereby agree that [*] in connection with the addition of any such Retained Indications as [*] Indications.

  3.8        Prior to either Party incurring any [*] Development Costs, the Parties shall adjust the payment mechanism under Section [*] of the 2014 Agreement to account for the fact that Astellas will also be incurring a portion of such [*] Development Costs.

4.	MISCELLANEOUS

  4.3        Press Release. The Parties have agreed to issue a joint press release announcing the Amendment on or promptly after the Amendment Execution Date on a date to be agreed by the Parties and in a form to be mutually agreed by the Parties.

  4.4        Full Force. Cytokinetics and Astellas hereby agree to amend the terms of the 2014 Agreement as provided herein, effective as of the Amendment Effective Date. Where the 2014 Agreement is not explicitly amended, the terms of the 2014 Agreement will remain in force. To the extent that there are any inconsistencies between this Amendment and the 2014 Agreement, the terms of this Amendment shall govern and shall supersede the 2014 Agreement. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the 2014 Agreement. Specifically and without limiting the foregoing, during the Option Period, the activities conducted by the Parties under this Amendment under the Global Development Plan for the tirasemtiv Product shall be deemed within the oversight of the Committees set forth in Article 2 of the 2014 Agreement, the overall standard applicable to the conduct of development activities under the 2014 Agreement (such as record keeping and compliance with law) shall apply to such activities under the Global Development Plan, and the information, data, results, other Know-How, inventions and Patents generated in connection therewith shall be governed under Article 12 (Intellectual Property Rights) and Article 13 (Confidentiality) of the 2014 Agreement. Unless otherwise set forth in this Amendment, Section 11.11 (Taxes), Section 11.12 (Records and Audit Rights), Article 16 (Indemnification; Liability; Insurance) and Article 17 (General Provisions) of the 2014 Agreement shall be applicable mutatis mutandis to (i) Tirasemtiv, (ii) tirasemtiv Product and (iii) each party’s exercise of the rights and performance of the obligations under Article 2 of this Amendment.

  4.5        Entire Agreement. The 2014 Agreement, this Amendment and, if effectuated, the tirasemtiv Agreement, represents the entire agreement and understanding between the parties with respect to its subject matter. They supersede all prior or contemporaneous discussions, representations or agreements, whether written or oral, of the parties regarding this subject matter.

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

  4.6        Electronic Signatures. The Parties to this Amendment agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The Parties further waive any right to challenge the admissibility or authenticity of this Amendment in a court of law based solely on the absence of an original signature.

  4.7        Counterparts. This Amendment may be executed in counterparts, and all of these counterparts together shall be deemed to constitute one and the same agreement.

  4.8        Antitrust Filings.

(a)        Each of Astellas and Cytokinetics agrees to prepare and make appropriate filings under the Hart-Scott Rodino (HSR) Act and other antitrust requirements relating to this Amendment and the transactions contemplated hereby as soon as reasonably practicable after the Amendment Execution Date (“HSR Filing Date”), and Astellas shall bear the filing fees associated with any HSR filing, but each Party shall otherwise bear its own costs in connection with such filings. The Parties agree to cooperate in the antitrust clearance process and to furnish promptly to the Federal Trade Commission (FTC), the Antitrust Division of the Department of Justice (DOJ) and any other agency or authority, any information reasonably requested by them in connection with such filings. With respect to the HSR and other filings made pursuant to this Section 4.8(a), each of Astellas and Cytokinetics shall, to the extent practicable and subject to applicable law: (i) promptly notify the other Party of any material communication to that Party from the FTC, the DOJ, or any other agency or authority and discuss with and permit the other Party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with the FTC, the DOJ or any other agency or authority in respect of any filings, investigation or inquiry concerning this Amendment unless it consults with the other Party in advance and, to the extent permitted by the FTC, the DOJ or any other agency or authority, give the other Party the opportunity to attend and participate thereat; and (iii) furnish the other Party with copies of all correspondence and communications between them and their Affiliates and their respective representatives on the one hand, and the FTC, the DOJ or any other agency or authority or members of their respective staffs on the other hand, with respect to this Amendment. Notwithstanding any of the foregoing, nor anything else contained in this Amendment, Astellas shall not be required, in order to avoid, eliminate, or resolve any objections or impediments under any antitrust, competition, or trade regulation law that may be asserted by the FTC, the DOJ or any other agency or governmental authority relating to this Amendment and the transactions contemplated hereby, to propose, negotiate, commit to or effect, by consent decree, hold separate order, or otherwise, the license, sale, divestiture or disposition or otherwise take or commit to take any action which it is capable of taking that would restrict or limit its freedom of action, ownership, or operations, with respect to any assets or businesses of Astellas or its Affiliates, or any rights granted to Astellas under this Amendment.

(b)        Other than the provisions of this Section 4.8, the rights and obligations of the Parties under this Amendment shall not become effective until (a) the waiting period (and any extension thereof) applicable to the transactions contemplated by this Amendment under the HSR Act shall have expired or earlier been terminated; (b) no injunction (whether temporary, preliminary or permanent) prohibiting consummation of the transactions contemplated by this Amendment or any material portion hereof shall be in effect; and (c) no judicial or administrative proceeding opposing consummation of all or any part of this Amendment shall be pending (the date these conditions are satisfied being the “Amendment Effective Date”). Upon the occurrence of the Amendment Effective Date, all provisions of this Amendment shall become effective automatically without the need for further action by the Parties.

16

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        If the Amendment Effective Date has not occurred within one hundred twenty (120) days after the Amendment Execution Date, or such other date as the Parties may mutually agree, this Amendment may be terminated by either Party on written notice to the other.

[Signature Page Follows]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Execution Date.

Cytokinetics, Inc.		Astellas Pharma Inc.

By:	/s/ Robert I. Blum	By:	/s/ Yoshihiko Hatanaka

Name:	Robert I. Blum	Name:	Yoshihiko Hatanaka

Title:	President and CEO	Title:	President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CK-2127107 ALS Development Plan	CONFIDENTIAL

Exhibit A

Update to the Development Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Material Contracts

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

tirasemtiv Agreement

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tirasemtiv License and Collaboration Agreement

by and between

Cytokinetics, Inc.

and

Astellas Pharma Inc.

1

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TIRASEMTIV LICENSE AND COLLABORATION AGREEMENT

This TIRASEMTIV LICENSE AND COLLABORATION AGREEMENT (this “Agreement”) is made as of [                                        ] (the “Effective Date”), by and between Cytokinetics, Inc., a corporation organized and existing under the laws of Delaware, having its principal place of business at 280 East Grand Avenue, South San Francisco, CA 94080, USA (“Cytokinetics”), and Astellas Pharma Inc., a corporation organized and existing under the laws of Japan, having its registered office at 2-5-1, Nihonbashi-Honcho, Chuo-ku, Tokyo 103-8411, Japan (“Astellas”). Astellas and Cytokinetics are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Cytokinetics is a biopharmaceutical company directed to the research and development of small molecule compounds that modulate muscle function, including tirasemtiv, and owns certain patents and know-how relating to skeletal sarcomere activators;

WHEREAS, Astellas is a pharmaceutical company working to create and develop novel therapies;

WHEREAS, Astellas has conducted [*];

WHEREAS, Cytokinetics and Astellas are parties to a License and Collaboration Agreement, dated June 21, 2013, as previously amended and restated, including on December 22, 2014 and on July 27, 2016 (the “2014 Agreement”), pursuant to which the Parties established a collaboration for the research, development and commercialization of certain skeletal muscle sarcomere activators. Under the 2014 Agreement, Cytokinetics also granted Astellas an option (the “Option”) to establish a collaboration for the development and, if successful, commercialization of pharmaceutical products that contain tirasemtiv under the terms and conditions set forth in this Agreement;

WHEREAS, Astellas has exercised such Option and paid the applicable option exercise fee and other applicable payments, all in accordance with the terms and conditions of the 2014 Agreement;

WHEREAS, this Agreement has become effective as of the Effective Date set forth above, as a result of Astellas’ exercise of such Option.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Astellas and Cytokinetics hereby agree as follows:

ARTICLE 1

DEFINITIONS

The terms in this Agreement with initial letters capitalized shall have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

1.1      “Active Ingredient” means the clinically active material(s) that provide pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.2      “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Person, by contract or otherwise.

1.3      “ALS” means amyotrophic lateral sclerosis.

1.4      “Astellas Know-How” means all Know-How that is (a) Controlled by Astellas or its Affiliates during the Term and (b) reasonably necessary or useful for the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product, provided, however, that Astellas Know-How specifically excludes Collaboration Know-How.

1.5      “Astellas Patents” means any Patent Right that is (a) Controlled by Astellas or its Affiliates during the Term and (b) reasonably necessary or useful for the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product, provided, however, that Astellas Patents specifically exclude Collaboration Patents. The Astellas Patents existing as of the effective date of the Option grant are listed in Exhibit A. Astellas shall promptly update Exhibit A after the Effective Date.

1.6      “Astellas Technology” means Astellas Know-How and Astellas Patents.

1.7      “Astellas Territory” means any country or territory outside the Cytokinetics Territory.

1.8      “Business Day” means a day other than a Saturday, Sunday or a day that is a statutory holiday in Japan or a bank holiday in New York, USA.

1.9      “Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs and other reasonable expenses of any nature.

1.10    “CMC Activities” means the chemistry, manufacturing, control and other activities necessary or useful for generating the CMC Information required for Marketing Approval of the Product, including Manufacture of validation and/or clinical trial materials, which are necessary or useful to obtain Marketing Approval of the Product.

1.11    “CMC Information” means information related to the chemistry, manufacturing and controls of Tirasemtiv or a Product, as specified by FDA, EMA or other applicable Regulatory Authority.

1.12    “Collaboration” means the collaboration of the Parties with respect to the Development, Manufacture, Commercialization and Medical Affairs Activities of Tirasemtiv and Product in the Field, as and to the extent set forth in this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13    “Collaboration Intellectual Property” means any information and materials, including discoveries, improvements, modifications, processes, methods, assay, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, coordinates for compound/apo protein structures, expression constructs, know-how and trade secrets, patentable or otherwise, that is discovered, generated, conceived and/or reduced to practice by or on behalf either Party (including its Affiliates, employees, agents and contractors), whether solely or jointly, as a result of the performance of its activities under the Development Plan, Commercialization Plan, and/or Medical Affairs Plan, in each case including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.14    “Collaboration Know-How” means Know-How that is within the Collaboration Intellectual Property.

1.15    “Collaboration Patents” means Patent Rights that claim any Collaboration Intellectual Property, provided that any Patent Rights [*] Collaboration Patents.

1.16    “Commercialize” or “Commercialization” means all activities directed to marketing, promoting, advertising, exhibiting, distributing (including management of wholesalers), detailing or selling a Product in the Field (including importing and exporting activities in connection therewith). For the avoidance of doubt, Commercialization does not include Medical Affairs Activities.

1.17    “Committee” means the JSC, JDC, JMC, JCC, JMAC, or JPC as defined in Article 2 below, as applicable.

1.18    “Confidential Information” of a Party means all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement, whether made available orally, visually, in writing or in electronic form. Collaboration Intellectual Property shall be deemed Confidential Information of both Parties.

1.19    “Control” or “Controlled” means, with respect to any Know-How, Patent Rights or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such Know-How, Patent Rights, or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party.

1.20    “Cytokinetics Know-How” means all Know-How that is (a) Controlled by Cytokinetics or its Affiliates during the Term and (b) reasonably necessary or useful for the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product, provided, however, that Cytokinetics Know-How specifically excludes Collaboration Know-How.

1.21    “Cytokinetics Patents” means any Patent Right that is (a) Controlled by Cytokinetics or its Affiliates during the Term and (b) reasonably necessary or useful for the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product, provided, however, that Cytokinetics Patents specifically exclude Collaboration Patents. The Cytokinetics Patents existing as of the effective date of the Option grant are listed in Exhibit B. For clarity, Cytokinetics Patents shall include any Patent Rights arising after the effective date of the Option grant that [*]. Cytokinetics shall promptly update Exhibit B after the Effective Date.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.22    “Cytokinetics Royalty Territory” means the countries in the Cytokinetics Territory but outside the Cytokinetics Sole Territory.

1.23    “Cytokinetics Sole Territory” means the country(ies) in Cytokinetics Territory for which [*] or which otherwise are [*].

1.24    “Cytokinetics Technology” means Cytokinetics Patents and Cytokinetics Know-How.

1.25    “Cytokinetics Territory” means the following countries and territories: U.S., Canada, Switzerland, EU, Turkey and Israel, as may be adjusted pursuant to Section 3.5.

1.26    “Develop” or “Development” means all development activities for Tirasemtiv or Product that are directed to obtaining or maintaining Marketing Approval(s) of the Product, including: all non-clinical, preclinical and clinical activities, testing and studies of Tirasemtiv or Product (including IND-Enabling Studies and translational research); manufacturing development, process and formulation development; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies; distribution of Tirasemtiv or Product for use in clinical trials (including placebos and comparators); statistical analyses; assay development; instrument design and development; protocol design and development; quality assurance and control; report writing; and the preparation, filing and prosecution of any MAA for the Product; development activities directed to label expansion (including prescribing information) and/or obtaining Marketing Approval for one or more additional Indications or patient populations following initial Marketing Approval; development activities conducted after receipt of Marketing Approval which were a condition for the receipt of such Marketing Approval; and all regulatory activities related to any of the foregoing.

1.27    “Development Costs” means the [*] costs incurred by or on account of a Party in performing Development in accordance with the Development Plan.

1.28    “Diligent Efforts” means: (a) where applied to carrying out specific tasks and obligations of a Party under this Agreement, expending [*] to accomplish such task or obligation as such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors) would [*]; and (b) where applied to the Development, Manufacture, and/or Commercialization of, or Medical Affairs Activities for, Tirasemtiv or Product, the use of [*], in an [*], as [*], taking into account relevant factors including, without limitation, [*] and other relevant factors, including [*]. “Diligent Efforts” shall require that such Party (on its own and/or acting through any of its Affiliates, sublicensees or subcontractors), at a minimum: (i) promptly assign responsibility for such obligations to qualified personnel, set annual goals and objectives for carrying out such obligations, and monitor and hold personnel accountable for progress with respect to such goals and objectives; (ii) set and seek to achieve specific and meaningful objectives for carrying out such obligations, with timelines consistent with a comparable [*] program; and (iii) make and implement decisions and [*] designed to [*] with respect to such objectives.

1.29    “Dollars” means the U.S. dollar, and “$” shall be interpreted accordingly.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.30    “EMA” means the European Medicines Agency or any successor entity thereto.

1.31    “EU” or the “European Union” means (a) the European Union and its member states as of the Effective Date, which are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxemburg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and the United Kingdom, and any other member states that may be added to the European Union between July 27, 2016 and the Effective Date and (b) Norway, Iceland, Liechtenstein, Andorra, Monaco, San Marino and the Vatican, and each of their successors to the extent such successors occupy the same territory. For clarity, any of the named countries in subsection (a) shall remain part of the EU for the purpose of this Agreement regardless of whether they remain a member state of the EU.

1.32    “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.33    “Field” means the treatment, prevention and/or amelioration of any diseases and medical conditions in humans, including but not limited to ALS and the Retained Indications (as defined in the 2014 Agreement).

1.34    “Filing” of an MAA means the acceptance by a Regulatory Authority of an MAA for filing and review, if applicable, or otherwise the submission of such MAA.

1.35    “First Commercial Sale” means, with respect to any Product in any country or jurisdiction, the first sale of such Product to a Third Party for distribution, use or consumption in such country or jurisdiction after the Marketing Approvals have been obtained for such Product in such country or jurisdiction. For clarity, First Commercial Sale does not include any sale or transfer of the Product in early access or named patient programs.

1.36    “FTE” means the equivalent of a full-time individual’s work for a twelve (12) month period (consisting of a total of [*] hours per year of dedicated effort). Any person who devotes more or less than [*] hours per year on the applicable activities shall be treated as an FTE on a pro-rata basis, based upon the actual number of hours worked by such person on such activities, divided by [*]. For avoidance of doubt, the hours allocated to the work of general corporate or administrative personnel shall not be incorporated into FTE.

1.37    “FTE Rate” means an initial rate of [*] per FTE per year, which shall apply through [*]. Thereafter, the FTE Rate shall be changed annually on a calendar year basis to reflect any year-to-year percentage increase or decrease (as the case may be) in the Consumer Price Index for [*], as published by the U.S. Department of Labor, Bureau of Labor Statistics (“CPI”) (based on the change in the CPI from the most recent index available as of the Effective Date to the most recent index available as of the date of the calculation of such revised FTE Rate).

1.38    “GAAP” means the U.S. generally accepted accounting principles.

1.39    “Generic Product” means, with respect to a Product in a particular country, any pharmaceutical product that (a) contains the same Active Ingredients and formulation as such Product; (b) [*] in such country and on [*] in such country; and (c) is sold in such country by a Third Party that is not a sublicensee of Astellas or its Affiliates and did not purchase such product in a chain of distribution that included any of Astellas or its Affiliates or sublicensees.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.40    “Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.41    “IFRS” means International Financial Reporting Standards.

1.42    “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.43    “IND-Enabling Studies” means studies that are specifically required for an IND, including ADME (absorption, distribution, metabolism, and excretion), GLP toxicology studies, or studies required for the preparation of the CMC section of an IND, including studies related to analytical methods and purity analysis, and formulation and manufacturing development studies, all as necessary to obtain the permission of Regulatory Authorities to begin human clinical investigations.

1.44    “Indication” means any human diseases, syndromes and medical conditions that can be diagnosed, treated, prevented or ameliorated.

1.45    “Initiate” or “Initiation” means, with respect to a clinical trial of a Product, the first dosing of the first human subject for such clinical trial.

1.46    “Know-How” means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols, formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, coordinates for compound/apo protein structures, expression constructs, know-how and trade secrets (in each case, patentable, copyrightable or otherwise), but excluding any Patent Rights.

1.47    “Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

1.48    “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to commercially sell a Product (but excluding pricing approval) in the Field in a particular jurisdiction (including, without limitation, a New Drug Application in the U.S.) and all amendments and supplements thereto.

1.49    “Major EU Market Countries” means [*].

1.50    “Major Market Countries” means the [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.51    “Manufacture” and “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance, testing and release, post-marketing validation testing, inventory control and management, storing and transporting Tirasemtiv and/or Product.

1.52    “Manufacturing Costs” means, with respect to Tirasemtiv or Product Manufactured and supplied by Cytokinetics for use in Cytokinetics Development Activities:

(a)      if Tirasemtiv or Product is Manufactured by Cytokinetics’ Third Party manufacturer, [*] costs incurred by Cytokinetics’ in association therewith, including for [*] with respect thereto;

(b)      if Tirasemtiv or Product is Manufactured by Cytokinetics itself, [*], including without limitation [*] manufacturing costs. Such [*] of Tirasemtiv or Product [*] and (ii) in accordance with GAAP consistently applied.

1.53    “Marketing Approval” means all approvals necessary for the commercial sale of a Product in the Field in a given country or regulatory jurisdiction.

1.54    “Medical Affairs Activities” means activities, in compliance with all the applicable Law, designed to ensure or improve appropriate medical use of, conduct medical education regarding, or further research regarding, Tirasemtiv and the Product or to increase disease state awareness, including by way of example: (a) activities of medical scientific liaisons, which shall mean the following functions: (x) conduct of service based medical activities including providing input and assistance with consultancy meetings, recommending investigators for clinical trials and providing input in the design of such trials and other research related activities, and (y) delivery of non-promotional communications and conduct of non-promotional activities including presenting new clinical trial data and other scientific or disease state awareness information; (b) grants to support continuing medical education, symposia, or Third Party research related to Product; (c) development, publication and dissemination of publications relating to Tirasemtiv and the Product and relevant disease states; (d) medical information services provided in response to inquiries communicated via sales representatives or received by letter, phone call or email; (e) conducting advisory board meetings or other consultant programs; (f) support of investigator-initiated trials; (g) managing relationships with cooperative groups, physician/hospital networks and disease state or patient and caregiver advocacy groups; (h) establishing and implementing risk, evaluation and mitigation strategies, (i) voluntary phase 4 trials or post-approval patient registries, (j) health economic and outcomes research (HEOR) activities, (k) independent medical education activities, and (l) non-promotional exhibiting at medical and scientific fora. For the purposes of clarity, post-approval clinical studies within the approved Indications, which were a condition for the receipt of Marketing Approval, shall be included within Development and shall not be included within Medical Affairs Activities.

1.55    “Net Sales” means the gross amount billed or invoiced by or for the benefit of a Party, its Affiliates, and its sublicensees to independent, unrelated persons in bona fide arm’s length transactions with respect to a Product, less the following deductions, as allocable to such Product (if not previously deducted from the amount invoiced):

(a)      [*];

(b)      [*];

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)      [*];

(d)      [*]; and

(e)      [*].

If a single item falls into more than one of the categories set forth in clauses (a)-(e) above, such item may not be deducted more than once.

Sales between a Party and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is a distributor, pharmacy or end user. Net Sales also exclude any sale or transfer of the Product in early access or named patient programs.

If a Product either (i) is sold in the form of a combination product containing both Tirasemtiv and one or more Active Ingredient(s) as separate molecular entity(ies) that are not Tirasemtiv; or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case ((i) or (ii)), a “Combination Product”), the Net Sales of such Product for the purpose of calculating royalties and sales-based milestones owed under this Agreement for sales of such Product, shall be determined as follows: first, the actual Net Sales of such Combination Product shall be determined using the above provisions, and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of the Product that contains only Tirasemtiv, if sold separately, and B is the total invoice price of other Active Ingredient or delivery device in such Combination Product if sold separately. If any other Active Ingredient or delivery device in such Combination Product is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of the Product that contains only Tirasemtiv if sold separately, and C is the invoice price of such Combination Product. If neither such Product that contains only Tirasemtiv nor any other Active Ingredient (or delivery device) in such Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of Tirasemtiv in such Combination Product to the total fair market value of such Combination Product.

With respect to any sale of any Product in a given country for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales, such Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales of such Product in such country during the applicable reporting period (or if there were only de minimis cash sales in such country, at the fair market value as determined in good faith based on pricing in comparable markets). Notwithstanding the foregoing, Net Sales shall not include amounts (whether actually existing or deemed to exist for purposes of calculation) for Product distributed for use in clinical trials.

Net Sales shall be calculated on an accrual basis, in a manner consistent with the selling Party’s accounting policies for external reporting purposes, as consistently applied, in accordance with GAAP or IFRS as applicable. To the extent any accrued amounts used in the calculation of Net Sales are estimates, such estimates shall be trued-up in accordance with the selling Party’s accounting policies for external reporting purposes, as consistently applied, and Net Sales and related payments under this Agreement shall be reconciled as appropriate.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.56    “Patent Rights” means all patents and patent applications (which shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplemental protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.57    “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

1.58    “Product” means any pharmaceutical product containing Tirasemtiv (including in any [*]), alone or in combination with other Active Ingredients, in any formulation or dosage form and for any mode of administration.

1.59    “Region” shall mean each of: (a) Japan; (b) Asia outside Japan and Oceania; (c) the Americas; and (d) EMEA. For clarity, (a) through (d) mean each one of Astellas’ four major subsidiaries and regions of operations. “Asia outside Japan” includes all countries in Asia (excluding Japan and the Middle East) and Oceania, including the Significant Markets of [*]. “Americas” includes all countries in Latin America, including the Significant Markets of [*]. “EMEA” includes all countries in Europe, Middle East, and Africa, including the Significant Markets of [*]. Notwithstanding the foregoing, all Regions exclude countries in the Cytokinetics Territory. If there is an unresolved dispute regarding whether a country is in a particular Region after escalation to the JSC, then the matter shall be resolved in accordance with Section 15.6.

1.60    “Regulatory Approval” means the approval by the appropriate Regulatory Authority to commercially sell a pharmaceutical product (but excluding pricing approval) in the Field in a particular jurisdiction.

1.61    “Regulatory Authority” means any applicable Governmental Authority responsible for granting Marketing Approvals or pricing approvals for Product, including the FDA, the EMA and any corresponding national or regional regulatory authorities.

1.62    “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product other than patents, including, without limitation, orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the FDA Modernization Act of 1997, or rights similar thereto outside the United States.

1.63    “Regulatory Materials” means any regulatory application, submission, notification, communication, correspondence, registration and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, or Commercialize Tirasemtiv or Product in the Field in a particular country or jurisdiction. “Regulatory Materials” includes any IND, MAA and Marketing Approval.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.64    “Significant Market” means each of the following: (a) Japan; (b) [*] for Asia outside Japan and Oceania; (c) [*] for the Americas; and (d) [*] for EMEA. The Parties may adjust the countries listed in subsections (b) through (d) by mutual agreement. For clarity, (a) through (d) mean each one of Astellas’ four major subsidiaries and regions of operations. “Asia outside Japan” includes all countries in Asia (excluding Japan and the Middle East) and Oceania, including the Significant Markets of [*]. “Americas” includes all countries in Latin America, including the Significant Markets of [*]. “EMEA” includes all countries in Europe, Middle East, and Africa, including the Significant Markets of [*]. Notwithstanding the foregoing, all Regions exclude countries in the Cytokinetics Territory. If there is an unresolved dispute regarding whether a country is in a particular Region after escalation to the JSC, then the matter shall be resolved in accordance with Section 15.6.

1.65    “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.66    “Tirasemtiv” means Cytokinetics’ proprietary compound formerly known as CK-2017357.

1.67    “United States” or “U.S.” means the United States of America, including its fifty (50) states, possessions, protectorates, territories, the District of Columbia, and Puerto Rico.

1.68    “Valid Claim” means a claim of an issued and unexpired patent (as may be extended through supplementary protection certificate or patent term extension) or a pending patent application included within [*], which claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.69    Additional Definitions. The following table identifies the location of definitions set forth in various Sections of the Agreement:

Definition	Section
Alliance Manager	2.1
Astellas Development Activities	4.3(b)
Astellas Indemnitees	14.1
Bankruptcy Code	3.8
Commercialization Plan	7.2(a)
[*]	[*]
Cytokinetics Country-Specific Development Activities	4.3(a)
Cytokinetics Development Activities	4.3(a)
Cytokinetics Global Development Activities	4.3(a)
Cytokinetics Indemnitees	14.2
Development Advance Invoice	9.2(a)
Development Budget	4.2(a)
Development Plan	4.2(a)
Development Program	4.2(a)
Development Project Team	4.10
Development True-Up Report	9.2(b)
Disclosing Party	11.1(a)
[*]	[*]
FCPA	15.7(a)
FCPA Covered Person	15.7(a)
Federal Arbitration Act	15.6
Global Brand Elements	10.5(b)

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Indemnified Party	14.3
Indemnifying Party	14.3
[*] Rules	15.6
Joint Commercialization Committee or JCC	2.5
Joint Development Committee or JDC	2.3
Joint Manufacturing Committee or JMC	2.4
Joint Medical Affairs Committee or JMAC	2.6
Joint Patent Committee or JPC	2.7
Joint Steering Committee or JSC	2.2
[*] Regulatory Materials	5.2(a)
Medical Affairs Plan	8.3(a)
[*]	[*]
Pharmacovigilance Agreement	5.5
Product Infringement	10.4(a)
Product Marks	10.5(a)
Receiving Party	11.1(a)
[*]	[*]
Remainder	10.4(g)
Remedial Action	5.7
[*]	[*]
Responsible Committee	11.4
[*]	[*]
Royalty Term	9.4(d)
Specific Country Development Cost	3.5(a)
Term	12.1

1.70      Interpretation. In this Agreement, unless otherwise expressly specified:

(a)        The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(b)        words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders;

(c)        words such as “herein”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to the particular provision in which such words appear;

(d)        “days” means calendar days; and

(e)        the Exhibits and other attachments form part of the operative provision of this Agreement and references to “this Agreement” shall include references to the Exhibits and attachments.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 2

GOVERNANCE

2.1      Alliance Managers. Within thirty (30) days after the Effective Date, each Party shall appoint a representative to act as its alliance manager under this Agreement by providing written notification to the other Party (the “Alliance Manager”). The Alliance Managers shall: (a) serve as the primary contact points between the Parties for the purpose of providing the other Party with information on the progress of such Party’s activities under this Agreement; (b) be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties; (c) act as advocates for the Collaboration as a whole; (d) have regular telephone calls; (e) use Diligent Efforts to facilitate the prompt resolution of any disputes; (f) attend as appropriate, JDC, JMC, JCC and JMAC meetings; and (g) have the right to attend all other Committee and subcommittee meetings, all as non-voting members. An Alliance Manager may also bring any matter to the attention of any Committee if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.

2.2      Joint Steering Committee. The Parties hereby establish a joint steering committee (the “Joint Steering Committee” or the “JSC”), composed of [*] under this Agreement and [*] under this Agreement. Either Party may request that its own or the other Party’s personnel with expertise on a particular matter attend a JSC meeting where such matter shall be discussed. The JSC shall in particular:

(a)        oversee and provide strategic direction to the Collaboration;

(b)        oversee the integration and coordination of the Development, Manufacture, Commercialization and Medical Affairs Activities of Tirasemtiv and Product within the JSC member’s company;

(c)        provide a forum for discussion of the Development, Manufacture, Commercialization and Medical Affairs Activities of Tirasemtiv and Product;

(d)        review the Parties’ progress against the Development Plan, Commercialization Plan and Medical Affairs Plan;

(e)        oversee the operation of the JDC, JMC, JCC, JMAC and JPC, including resolving any disputed matter of the JDC, JMC, JCC, JMAC and JPC; and

(f)        perform such other duties as are expressly assigned to the JSC in this Agreement, and such other functions as appropriate to further the purposes of this Agreement as may be allocated to it by the Parties’ written agreement.

2.3      Joint Development Committee. The Parties hereby establish a joint development committee (the “Joint Development Committee” or the “JDC”), composed of [*] of each Party that have [*] in the development of products similar to Tirasemtiv and Product, to monitor and coordinate the Development of Tirasemtiv and Product under the Collaboration. All JDC representatives shall have sufficient authority within the applicable Party to make decisions [*] arising with the scope of the JDC’s responsibilities. The JDC shall in particular:

(a)        coordinate the activities of the Parties under the Development Plan and oversee the implementation of the Development Plan;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        establish the protocol and statistical analysis plan for each human clinical trial conducted under the Development Plan;

(c)        prepare and approve annual or interim amendments to the Development Plan, including the Development Budget;

(d)      provide a forum for and facilitate communications between the Parties with respect to the Development of Tirasemtiv and Product;

(e)      monitor and coordinate all regulatory actions, communications and submissions for Tirasemtiv and Product under the Development Plan, including allocating related medical affairs responsibilities between the Parties;

(f)      until formation of the JMAC, oversee medical education activities and establish a joint review process for medical affairs materials, including disease state awareness, medical education and other non-promotional materials;

(g)      establish joint subcommittees, as appropriate, to carry out its functions; and

(h)      perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Development of Tirasemtiv and Product.

2.4       Joint Manufacturing Committee. The Parties hereby establish a joint manufacturing committee (the “Joint Manufacturing Committee” or “JMC”), composed of up to [*] of each Party that have [*] in the manufacture of compounds and products similar to Tirasemtiv and Product, to monitor and oversee the CMC Activities and other activities related to the Manufacture of Tirasemtiv and Product for use under the Collaboration. All JMC representatives shall have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JMC’s responsibilities. The JMC shall in particular:

(a)      discuss, approve and oversee implementation of and progress against the Development Plan and Commercialization Plan as they relate to Manufacture of Tirasemtiv and Product, including CMC Activities;

(b)      coordinate and facilitate cooperation and flow of information between the Parties with respect to the Manufacture and supply of Tirasemtiv and Product for Development and Commercialization use in accordance with Article 6;

(c)      coordinate and facilitate the transfer of Manufacturing Know-How as and to the extent provided in Article 6;

(d)      establish joint subcommittees, as appropriate, to carry out its functions; and

(e)      perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Manufacture of Tirasemtiv and Product, as directed by the JDC or JCC (as applicable).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.5      Joint Commercialization Committee. No later than [*], or promptly following the Effective Date (if [*]), the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”), composed of [*] of each Party that have [*] in the commercialization of products similar to the Product, to monitor and oversee the Commercialization activities of the Product under the Collaboration. All JCC representatives shall have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JCC’s responsibilities. The JCC shall in particular:

(a)        coordinate the activities of the Parties under the Commercialization Plan and oversee the implementation of the Commercialization Plan;

(b)        prepare and approve annual or interim amendments to the Commercialization Plan;

(c)        provide a forum for and facilitate communications between the Parties with respect to the Commercialization of the Product;

(d)        establish joint subcommittees, as appropriate, to carry out its functions; and

(e)        perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Commercialization of the Product.

2.6      Joint Medical Affairs Committee. The Parties hereby establish a joint medical affairs committee (the “Joint Medical Affairs Committee” or “JMAC”), composed of [*] of each Party that have [*] in Medical Affairs Activities of products similar to the Product, to monitor and oversee the Medical Affairs Activities for Tirasemtiv and Product under the Collaboration. All JMAC representatives shall have sufficient authority within the applicable Party to make decisions [*] arising within the scope of the JMAC’s responsibilities. The JMAC shall in particular:

(a)        coordinate the activities of the Parties under the Medical Affairs Plan and oversee the implementation of the Medical Affairs Plan;

(b)        prepare and approve annual or interim amendments to the Medical Affairs Plan;

(c)        prepare and approve the protocol and statistical analysis plan for each human clinical trial to be conducted under the Medical Affairs Plan;

(d)        provide a forum for and facilitate communications between the Parties with respect to the Medical Affairs Activities for Tirasemtiv and Product;

(e)        establish a joint review process for medical affairs materials, including disease state awareness, medical education and other non-promotional materials;

(f)        establish joint subcommittees, as appropriate, to carry out its functions; and

(g)        perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the Medical Affairs Activities for Tirasemtiv and Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.7       Joint Patent Committee. The Parties hereby establish a joint patent committee (the “Joint Patent Committee” or “JPC”), composed of [*] representing each Party, to coordinate the prosecution and enforcement of Collaboration Patents under Article 10. Such patent counsel shall have sufficient authority within or on behalf of the applicable Party to make decisions [*] arising within the scope of the JPC’s responsibilities. The JPC shall in particular:

(a)        coordinate and facilitate the prosecution and enforcement of the Collaboration Patents, and make periodic reports of the same to the JSC and other Committees upon request;

(b)        discuss and develop patent strategy for Collaboration Patents, including making key decisions on drafting, filing, prosecution, maintenance, enforcement and defense of Collaboration Patents, as well as providing a forum for the Parties to discuss material issues and provide input to each other regarding Collaboration Patents;

(c)        determine which Patents are to be considered Collaboration Patents, and oversee the determination of inventorship of Collaboration Intellectual Property;

(d)        confer regarding patent term extensions and listings in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (known as the “Orange Book”) and its foreign counterparts; and

(e)        perform such other functions as may be appropriate to further the purposes of this Agreement with respect to the patent prosecution and enforcement activities under this Agreement.

2.8       Limitation of Committee Authority. Each Committee shall only have the powers expressly assigned to it in this Article 2 and elsewhere in this Agreement and shall not have the authority to: (a) modify or amend the terms and conditions of this Agreement; (b) waive either Party’s compliance with the terms and conditions of under this Agreement; or (c) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement.

2.9       Committee Membership and Meetings.

(a)        Committee Members. Within thirty (30) days after the Effective Date, each Party shall appoint its representatives on the JSC, JDC, JMC, JPC, JMAC and, if applicable, JCC, by providing written notification to the other Party. Each Party may replace its representatives on any Committee by written notice to the other Party. Each Party shall appoint one (1) of its representatives on each Committee to act as a co-chairperson of such Committee. The co-chairpersons shall jointly prepare and circulate agendas and reasonably detailed minutes for each Committee meeting within thirty (30) days of such meeting.

(b)        Meetings. Unless the Parties otherwise agree, each Committee shall hold meetings at such times as it elects to do so, but no less frequently than once every [*] for the JSC and once every [*] for other Committees. Meetings of each Committee shall be held via teleconference, via videoconference or in person, provided that at least [*] per year for the [*], and [*] per year for the [*] shall be held in person (unless the Parties otherwise agree) at locations to be alternately selected by each Party. Each Party shall be responsible for all of its own expenses of participating in any Committee. No action taken at any meeting of a Committee shall be effective unless a representative of each Party is participating.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party and shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement.

2.10      Continuity of Representation. Notwithstanding the Parties’ respective right to replace its Alliance Manager and members of Committees by written notification to the other Party, each Party shall strive to maintain continuity in the representation of such Alliance Manager and Committee members. If a particular Committee ceases to exist but certain activities that have been overseen by such Committee are still ongoing, then the Parties shall by mutual written agreement allocate the responsibility for overseeing such activities to another then-operating Committee that is competent and suitable in authority and expertise.

2.11      Decision-Making. All decisions of each Committee shall be made [*]. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before a Committee, the representatives of the Parties cannot reach an agreement as to such matter within [*] after such matter was brought to such Committee for resolution or after such matter has been referred to such Committee, such disagreement shall be referred to the JSC (in the case of disagreement of the JDC, JMC, JCC, JMAC, JPC or other joint subcommittees) for resolution. If the JSC cannot resolve such matter within [*] after such matter has been referred to them, then:

(a)      [*] Final Decisions. [*] shall have the final decision making authority on the following matters:

 (i)        [*] of Tirasemtiv and Product [*] including [*] of the Product that is [*], including the [*]; and

 (ii)       [*] of the Product [*], including [*] of the Product [*], and the [*].

(b)      [*] Final Decision. [*], [*] shall have the final decision making authority on [*].

(c)      No Adverse Effect. Notwithstanding the foregoing, neither Party shall use its final decision making authority in a manner that would have a material adverse effect on the Product in the other Party’s territory.

(d)      Guiding Principles. Both Parties shall make decisions and act in accordance with the following: Each Party shall use Diligent Efforts to leverage the other Party’s relevant expertise, capabilities, resources, infrastructure and relationships in the best interests of the Collaboration.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.12      Discontinuation of Participation on a Committee. The activities to be performed by each Committee shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Each Committee shall continue to exist until the first to occur of: (a) the Parties mutually agreeing to disband the Committee; or (b) Cytokinetics providing written notice to Astellas of its intention to disband and no longer participate in such Committee. Once the Parties mutually agree or Cytokinetics has provided written notice to disband such Committee, such Committee shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of such Committee shall be decisions as between the Parties, subject to the other terms and conditions of this Agreement.

2.13      Budgets and Fiscal Years. The Parties acknowledge that Astellas’ fiscal year runs from April 1 through March 31, while Cytokinetics’ fiscal year runs from January 1 through December 31. Accordingly, [*] relating to the Development, Manufacture and Commercialization of Tirasemtiv and Product [*].

ARTICLE 3

LICENSES

3.1        License to Astellas. Subject to the terms and conditions of this Agreement, Cytokinetics hereby grants to Astellas the following royalty-bearing licenses [*] under the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property:

(a)        to Develop Tirasemtiv and Product in the Field in the Astellas Territory pursuant to the Development Plan, [*], except as set forth in Section [*];

(b)        to use, sell, offer for sale, import and otherwise Commercialize Tirasemtiv and Product in the Field in the Astellas Territory, pursuant to the Commercialization Plan, [*], except as provided in Section [*];

(c)        to perform Medical Affairs Activities for Tirasemtiv and Product in the Astellas Territory, pursuant to the Medical Affairs Plan, [*], except as provided in Section [*]; and

(d)        to use Tirasemtiv supplied by Cytokinetics to Manufacture or have Manufactured the Product for use in the Development and Commercialization and Medical Affairs Activities of the Product in the Field in the Astellas Territory, which license shall not prevent Cytokinetics from conducting Manufacturing activities in the Astellas Territory, either by itself or through one or more contract manufacturers.

For clarity, the licenses granted by Cytokinetics to Astellas under this Agreement [*] to develop, make, have made, use, sell, offer for sale or otherwise commercialize [*] that is [*] with Tirasemtiv. For further clarity, this Agreement does not affect any license granted by Cytokinetics to Astellas under the 2014 Agreement.

3.2        Sublicense Rights. Subject to the terms and conditions of this Agreement:

(a)      Further subject to Section [*] below, each Party may exercise its rights and perform its obligations under this Agreement by itself or through the engagement of any of its Affiliates [*] in the performance of this Agreement.

(b)      Each Party may sublicense the rights granted to it under Section [*] (as applicable) to one (1) or more Third Parties, provided, however, that:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)        Section [*] shall apply in the event that [*] wishes to grant to any Third Party the right to [*];

(ii)       [*] shall [*] for any such sublicense [*]; and

(iii)      For any other sublicense [*], such Party shall provide the other Party [*].

(c)        Each Party shall remain directly responsible for all of its obligations under this Agreement that have been delegated, subcontracted or sublicensed to any of its Affiliates, sublicensees or subcontractors and shall ensure that such Affiliates, sublicensees and subcontractors comply with the terms and conditions of this Agreement. For clarity, each Party shall have the right to engage subcontractors, such as CROs and CMOs, in accordance with Section 3.7.

3.3        Cytokinetics’ Retained Rights. Cytokinetics and its Affiliates hereby retain:

(a)        the rights to practice the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property to exercise its and their rights and perform its and their obligations under this Agreement, either by itself or through one (1) or more licensees (but subject to Section [*]) or through one (1) or more subcontractors (pursuant to Section 3.7); and

(b)        the exclusive rights to otherwise practice and license the Cytokinetics Technology and Cytokinetics’ interest in the Collaboration Intellectual Property outside the scope of the licenses granted to Astellas under Section 3. 1.

3.4        License to Cytokinetics. Subject to the terms and conditions of this Agreement, Astellas hereby grants to Cytokinetics the following licenses [*] under Astellas Technology and Astellas’ interest in the Collaboration Intellectual Property:

(a)        to Develop Tirasemtiv and Product in the Field pursuant to the Development Plan, [*];

(b)        to use, sell, offer for sale, import and otherwise Commercialize Tirasemtiv and Product in the Field in the Cytokinetics Territory pursuant to the Commercialization Plan, [*];

(c)        to perform Medical Affairs Activities for Tirasemtiv and Product in the Cytokinetics Territory, pursuant to the Medical Affairs Plan, [*]; and

(d)        to Manufacture or have Manufactured Tirasemtiv and Product anywhere in the world, which license shall be [*] and [*].

3.5        Territory Adjustment.

(a)        In the event that [*] wishes to grant to any Third Party the right to Commercialize the Product in [*], [*] shall notify [*] in writing and offer [*] the option to include such country into the [*]. If [*] notifies [*] within [*] days after the receipt of such notice that [*] is interested in such option, [*] shall, within [*] days after the receipt of such notice from [*], provide [*] with a reasonably detailed report of (i) all Development Costs incurred by or on account of [*] (allocated to such country in accordance with [*]) and (ii) [*] for such country (collectively (i) and (ii), the “Specific Country Development Cost”). In case that [*], the Development Costs [*] shall be reallocated to such country in accordance with [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        [*] may exercise such option by delivering a written exercise notice to [*] within [*] days after the receipt of the notice from [*], which exercise notice shall be accompanied by a payment to [*] of [*] of the Specific Country Development Cost. If [*] timely exercises such option and makes the required payment, then the country(ies) set forth in [*] notice shall be included in [*] and removed from [*]. If there are any ongoing [*] for such country, the Parties shall cooperate with each other to promptly transfer such [*], which shall then [*].

(c)        If [*] fails to exercise such option and make the required payment, [*] shall have the right to negotiate and enter into an agreement with any Third Party to grant such Third Party the right to Develop and Commercialize the Product in such country, with no further obligations to [*] under this Section 3.5.

(d)        For clarity, nothing in this Agreement shall prevent or limit [*] utilization of any Third Party contractors (e.g., contract research organizations, manufacturers, contract selling organizations, distributors, wholesalers) in connection with the Development and Commercialization of the Product [*] in accordance with Section 3.7 and such utilization of contractors shall not be deemed as granting the right to Develop and Commercialize the Product under this Section 3.5.

(e)        For further clarity, this Section 3.5 shall not apply to [*], and [*] shall have the right to grant any Third Party the right to Develop and Commercialize Tirasemtiv and Product in any country in [*] without first offering [*] the option set forth in this Section 3.5.

3.6      No Implied Licenses; Negative Covenant. Except as set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any trademarks, Patent Rights, Know-How, or other intellectual properties owned or Controlled by the other Party. For clarity, the license granted to each Party under any particular Patent Rights or Know-How Controlled by the other Party shall confer exclusivity to the Party obtaining such license only to the extent the Party granting such license Controls the exclusive rights to such Patent Rights or Know-How. Neither Party shall, nor shall permit any of its Affiliates or sublicensees to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the license granted to it under this Agreement.

3.7      Subcontractors. Each Party shall have the right to engage subcontractors for purposes of conducting activities assigned to it under this Agreement and grant a limited sublicense to such Third Parties solely for the purpose of performing such activities, provided that any such subcontractor is bound by written obligations of confidentiality and non-use consistent with this Agreement [*] and has agreed to [*] that relate to Tirasemtiv or Product or their use, manufacture or sale, which [*] as appropriate. Each Party shall remain directly responsible for any obligations under this Agreement that have been delegated or subcontracted to any subcontractor, and shall be directly responsible for the performance of its subcontractors.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.8      365(n) Rights. All rights and licenses granted under or pursuant to any section of this Agreement, including the licenses granted under this Article 3 and Section 12.3, are and shall otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. Each Party shall retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code. Each Party agrees that the other Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.” Each Party further agrees that, in the event of the commencement of a bankruptcy proceeding by or against such Party under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, to the extent permitted by Law, [*] the Development of Tirasemtiv and/or Product under this Agreement pursuant to the Development Plan, as appropriate, which, [*]. Additionally, upon request by the other Party, the bankruptcy Party shall [*].

3.9      Diversion. Each Party hereby covenants and agrees that it and its Affiliates shall not, and it shall contractually obligate (and use Diligent Efforts to enforce such contractual obligation) its sublicensees not to, directly or indirectly, promote, market, distribute, import, sell or have sold any Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory. Neither Party shall engage, nor permit its Affiliates and sublicensees to engage, in any advertising or promotional activities relating to any Product directed primarily to customers or other buyers or users of such Product located in any country or jurisdiction in the other Party’s territory, or solicit orders from any prospective purchaser located in any country or jurisdiction in the other Party’s territory. If a Party or its Affiliates or sublicensees receives any order for a Product from a prospective purchaser located in a country or jurisdiction in the other Party’s territory, such Party shall immediately refer that order to such other Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates and sublicensees to, deliver or tender (or cause to be delivered or tendered) any Product for sale in the other Party’s territory. So long as a Party complies with its obligations set forth in this Section 3.9, the use of the Product by end-users outside such Party’s territory shall not, by itself, be deemed such Party’s non-compliance with its obligations under this Section 3.9.

3.10      [*].

(a)        Except as set forth in Section [*], [*] shall [*], or [*] or [*] that [*], other than [*] or [*] (including [*] in the event of [*]).

(b)        If either Party [*] and if such [*], as of the [*] such Party would [*] set forth in Section [*], then such Party shall [*] either (i) [*] of this Agreement, in which event [*] Tirasemtiv and/or Product under this Agreement and subject to the terms and conditions hereunder and any [*] the Research, Development, Manufacture or Commercialization of [*], or (ii) [*]. Such Party’s [*] shall not be deemed [*] set forth in this Section 3.10; provided that such Party [*] under this Agreement and [*] the other Party [*] as used in this Section 3.10(b), means [*] by such Party [*].

ARTICLE 4

DEVELOPMENT

4.1        General. Subject to the terms and conditions of this Agreement, the Parties shall collaborate with respect to the Development of Tirasemtiv and Product in the Field for Regulatory Approval under the direction of the JDC and pursuant to the Development Plan, as set forth in more details below.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2      Development Plan.

(a)        The Development of Tirasemtiv and Product under this Agreement (the “Development Program”) shall be conducted pursuant to a comprehensive written global Development plan (the “Development Plan”), with Cytokinetics having final decision making authority pursuant to Section 2.11, subject to [*] described below. The Development Plan shall set forth the timeline and details of: (i) all preclinical and clinical Development activities to be conducted by the Parties as necessary to generate data sufficient to meet the requirements for Regulatory Approval of the Product for each of the Indications as agreed by the Parties and set forth in the Development Plan; (ii) the protocol synopsis for each clinical trial included in such Development Plan; (iii) a Manufacturing plan; and (iv) any other Development activities that the Parties agree to pursue in collaboration for Tirasemtiv and Product. The Parties agree that the Development Plan shall contain detailed plans for at least the initial [*] covered by the Development Plan. The Development Plan shall include a coordinated development and regulatory strategy, including the Parties’ respective roles in the development of each Product and the countries in which Development of Product will occur. The Development Plan shall also set forth a detailed budget of the Development activities to be [*] (the “Development Budget”). Within thirty (30) days after the Effective Date, Cytokinetics shall prepare the initial Development Plan, which shall include the development plan provided by Cytokinetics to Astellas under the 2014 Agreement at the time when the Early Data Package or Late Data Package (as applicable) for the Option exercise is provided by Cytokinetics to Astellas under the 2014 Agreement.

(b)        From time to time during the Term (but no less than annually), the JDC shall prepare and approve updates and amendments, as appropriate, to the then-current Development Plan (including Development Budget). By [*] of each calendar year starting on [*] or the Effective Date, whichever is later, the JDC shall agree upon a proposed [*] for the following Astellas fiscal year. Astellas shall use good faith efforts to [*]. Annual updates shall be finally approved no later than [*] before the beginning of next calendar year. Once approved by the JDC, such revised Development Plan shall replace the prior Development Plan.

(c)        Astellas shall not conduct any Development and/or Commercialization activities with respect to any Product in any Indication other than ALS without the prior written consent of Cytokinetics. Cytokinetics shall have the right to conduct Development and/or Commercialization activities under the Development Plan or the Commercialization Plan as appropriate with respect to the Product in Indications other than ALS, provided that [*].

(d)        If the terms of the Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

4.3      Allocation of Development Responsibilities. The Development Plan shall allocate Development responsibilities of Tirasemtiv and Product between the Parties as follows:

(a)        Cytokinetics Responsibilities. Cytokinetics shall be primarily responsible for and shall lead (i) all Development works necessary to obtain Regulatory Approval of the Product by both the FDA and the EMA (the “Cytokinetics Global Development Activities”), and (ii) additional Development works to support country specific Regulatory Approval of the Product in the Cytokinetics Territory (the “Cytokinetics Country-Specific Development Activities”) ((i) and (ii) together, the “Cytokinetics Development Activities”). For clarity, Cytokinetics Global Development Activities include that certain open-label extension study of the Product referred to as CY 4033.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        Astellas Responsibilities. Astellas shall be primarily responsible for and shall lead additional Development works to support country specific Regulatory Approval of the Product in the Astellas Territory (the “Astellas Development Activities”).

(c)        The Party designated to lead the development activities (which include regulatory affairs, KOL activities, pre-launch medical affairs and manufacturing in connection with such development activities) as specified above shall [*] with respect to such development activities pursuant to Section [*]. Neither Party shall [*] for its own country-specific activities in a manner that would have a material adverse effect on the Product in the other Party’s territory.

4.4      Development Costs Sharing. Astellas shall be committed to co-funding twenty-five percent (25%) of the activities and costs in accordance with the initial Development Plan prepared by Cytokinetics pursuant to Section 4.2(a). Subject to Section 4.5, the Parties shall share (75% Cytokinetics:25% Astellas) of all Development Costs incurred by or on account of Cytokinetics to conduct the Cytokinetics Development Activities. Astellas shall be solely responsible for the cost and expenses it incurs to conduct the Astellas Development Activities.

4.5      [*]. In the event that [*] with respect to the [*], [*] shall [*] to the extent set forth below in this Section 4.5. [*] within [*] days after [*].

(a)        If [*] in a manner that [*] agreed upon [*], then [*]. If [*] shall [*] in accordance with Section [*].

(b)        If [*] or [*], then, subject to Section [*], [*]. If [*], such [*].

(c)        If [*] or [*], then, subject to Section [*], [*]. If [*] shall [*] in accordance with Section [*].

(d)        Notwithstanding the foregoing, [*] for any [*] in the [*] prior to [*] for which [*]. [*] shall continue to [*] for such [*] after [*].

4.6      Diligence. Each Party shall use Diligent Efforts to conduct the Development activities assigned to it under the Development Plan. Without limiting the foregoing, [*], provided that [*] to the extent that [*] and [*]. If [*], [*] shall [*].

4.7      Development Records. Each Party shall maintain complete, current and accurate records of all Development activities conducted by it hereunder, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner [*]. Each Party shall document all non-clinical studies and clinical trials in formal written study reports according to applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and GMP). Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to the original [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.8      Data Exchange and Development Reports. In addition to adverse event and safety data reporting obligations pursuant to Section 5.5, each Party shall promptly provide the other Party with copies of all data and results generated by or on behalf of such Party in the course of performing the Development hereunder (including final reports), and including, in each case of data arising from clinical trials, [*] as the JDC may agree from time to time. The Party receiving such data shall have the right to use and reference such data to perform its obligations or to exercise its rights under this Agreement. Each Party shall provide the JDC with regular reports detailing its Development for the Product, and the results of such Development at each regularly scheduled JDC meeting. The Parties shall discuss the status, progress and results of each Party’s Development at such JDC meetings.

4.9      Advisory Panels; Medical Education Activities. The Development Plan may also provide for advisory panels with key opinion leaders with respect to the Development of Product to be held by one or both Parties. The Party organizing the advisory panel shall give the other Party written notice at least [*] in advance of any such advisory panel meetings, and the other Party shall have the right to attend such meetings, except that [*].

4.10     Development Project Team. The Parties shall establish a project team (the “Development Project Team”) that will be responsible for managing, reviewing and implementing the performance of the day to day activities of both Parties for all stages of the Development Program, including review and decision making regarding CMC, toxicology, clinical trial designs and regulatory filings and strategy. Each Party shall have representation on the Development Project Team throughout the Development Program. The Development Project Team shall be subordinate to and governed by the JDC (except with respect to CMC issues, with respect to which the Development Project Team shall be subordinate to and governed by the JMC).

ARTICLE 5

REGULATORY

5.1      Regulatory Responsibilities. The Development Plan shall set forth the regulatory strategy for seeking Marketing Approval for Tirasemtiv and Product by the FDA, EMA and other Regulatory Authorities in [*] as agreed upon by the Parties. Cytokinetics shall be responsible for and shall lead all regulatory activities necessary to obtain and maintain Regulatory Approval of Tirasemtiv and Product in the Cytokinetics Territory and the Parties shall share the cost and expense of such regulatory activities as part of the Development Cost sharing (subject to [*]). Astellas shall be responsible for and shall lead all regulatory activities necessary to obtain and maintain Regulatory Approval of Tirasemtiv and Product in the Astellas Territory, at Astellas’ own cost and expense. Except as otherwise provided herein or required by applicable Law, [*] shall be responsible for the preparation and submission of any and all Regulatory Materials for Tirasemtiv and Product [*] all such Regulatory Materials, and [*] shall submit any Regulatory Materials to, or communicate with, any Regulatory Authority [*] regarding Tirasemtiv or Product.

5.2      Cooperation. Each Party shall cooperate reasonably with the other Party with respect to key regulatory activities relating to Tirasemtiv and Product, shall provide such other Party with all reasonable assistance in the preparation and filing of Regulatory Materials relating to Tirasemtiv and Product, and shall keep such other Party reasonably and timely informed of its preparation and submission of all Regulatory Materials relating to Tirasemtiv and Product and the Regulatory Authorities’ review of such Regulatory Materials. Without limiting the foregoing, each Party:

(a)        shall consult with the other Party through the JDC or JCC, as applicable, regarding regulatory matters pertaining to [*] Regulatory Materials [*] relating to Tirasemtiv and Product, including plans, strategies, filings, reports, updates and supplements in connection therewith. As used herein, “[*] Regulatory Materials” means IND and MAA filings, [*] or materials that: (i) are [*] a Regulatory Authority; (ii) contain [*] such Regulatory Authority; (iii) contain [*] to such Regulatory Authority; or (iv) [*] the relevant Tirasemtiv or Product or its Development or Commercialization;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        shall provide the other Party with drafts of any [*] Regulatory Materials for Tirasemtiv and Product to be submitted by such Party to the Regulatory Authority in [*] prior to submission for review and comment (or if [*] such as in the event of [*] by Regulatory Authority that [*] but in no event in a manner that would [*] such reporting or response), and shall consider in good faith any comments received from the other Party;

(c)        shall provide the other Party with copies of [*] Regulatory Materials ([*] for each calendar month as well as copies of [*] correspondence ([*]) received from the Regulatory Authority [*] pertaining to Tirasemtiv and Product for [*] Business Days [*] to a Regulatory Authority that: (i) is [*] from a Regulatory Authority or is in response to an administrative request or inquiry from a Regulatory Authority; (ii) contains [*] provided to such Regulatory Authority; (iii) contains [*] to such Regulatory Authority; (iv) [*] the receiving Regulatory Authority [*] to the relevant Tirasemtiv or Product or its Development or Commercialization; and (v) is required by law or regulation to be periodically filed to an existing IND or MAA. [*] includes correspondence such as [*], notifications and non-substantive amendments, but excludes all [*]; and

(d)        shall provide the other Party written minutes or other records of any oral key discussions (such as Type A, Type B and Type C meetings in the U.S. and foreign similar or equivalent meetings) with the Regulatory Authority [*] pertaining to Tirasemtiv and Product promptly after any such discussion.

For purpose of Section 5.2, the Parties shall establish a direct line of contact between the persons responsible for the overall regulatory strategies and activities for the Product within each Party.

If any [*] to be provided under Section [*] was originally [*], the providing Party shall provide [*] to the receiving Party at the [*] except the case where such Party reasonably believes such [*] such as in the event of [*] by Regulatory Authority that [*].

5.3      Meetings with Regulatory Authorities. Each Party shall provide the other Party with at least [*] days advance notification of key in-person meeting or teleconference (such as [*] in the U.S. and foreign similar or equivalent meetings) with the Regulatory Authorities [*] that relates to the Development of Tirasemtiv and Product under the Development Plan. Such other Party shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by the Party responsible for such meeting, not participate in) such meetings; provided however that Astellas shall not have the right to attend any such meeting in the Cytokinetics Sole Territory.

5.4      Product Complaints. Each Party shall be responsible for handling product complaints (except for those covered by Section 5.5 below) arising from the Development and Commercialization of Tirasemtiv and Product in its territory in compliance with all applicable Laws. Each Party shall promptly provide the other Party with written notice of any such product complaint received by such Party in its Territory. Upon request of either Party, the Parties shall convene a meeting to discuss such product complaint and collaborate to resolve any such product complaint.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5      Adverse Events Reporting. Promptly following the Effective Date and, in any event, as otherwise may be required to satisfy regulatory requirements, the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to the Product, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under applicable Laws. Cytokinetics shall establish the global safety database for the Product, and shall maintain such global safety database for so long as such Product is under Development and/or Commercialization hereunder. The [*] shall be [*]. Each Party shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to the Product in its territory to such database and to the applicable Regulatory Authorities in its territory, as well as responding to safety issues and to all requests of Regulatory Authorities in its territory related to the Product, in each case [*] and to the extent required by the applicable Law. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

5.6      Notification of Threatened Action. Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by any Regulatory Authority, which may affect the safety or efficacy claims of any Product or the continued marketing of any Product. Upon receipt of such information, the Parties shall promptly consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

5.7      Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action with respect to the Product taken by virtue of applicable Law (a “Remedial Action”). The Parties shall fully assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall, and shall ensure that its Affiliates and sublicensees shall, maintain adequate records to permit the Parties to trace the Manufacture, distribution and use of the Product. Each Party shall have sole discretion with respect to any matters relating to any Remedial Action in its territory, including the decision to commence such Remedial Action and the control over such Remedial Action, at its cost and expense.

ARTICLE 6

MANUFACTURING AND SUPPLY

6.1      General. Cytokinetics shall Manufacture and supply, itself and/or through a Third Party manufacturer, (a) all Tirasemtiv and Product for Development and Commercialization use by Cytokinetics and (b) all Tirasemtiv for Development and Commercialization use by Astellas, except that Astellas shall have the right to elect to Manufacture (by itself or through its Third Party contractor) the Product for Development and/or Commercialization use using Tirasemtiv supplied by Cytokinetics. For clarity, Astellas shall not have the right to Manufacture Tirasemtiv and shall purchase all its requirement of Tirasemtiv from Cytokinetics. Notwithstanding the foregoing, in case that [*], Cytokinetics and Astellas shall discuss in good faith the allocation of responsibility for Manufacture of Tirasemtiv. Astellas shall be responsible for packaging and labelling of the Product for the use for its Development and Commercialization of the Product in Astellas Territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2      Supply Coordination. The Manufacture of Tirasemtiv and Product, including all process and formulation development in connection therewith, including CMC Activities, shall be overseen and coordinated by the JMC and conducted pursuant to the Manufacturing plan included in the Development Plan and the Commercialization Plan. At each regularly scheduled JMC meeting, each Party shall provide the JMC with reports summarizing its Manufacturing activities and the results of such activities and [*] Tirasemtiv and Product [*] by such Party under this Agreement [*]. The Parties shall discuss expansion of the worldwide Manufacturing capacity over time and, in any event, in the event that Cytokinetics’ current Manufacturing capacity is unable to meet the Parties’ anticipated or actual requirement for Tirasemtiv and Product. The terms and conditions of such supply ([*] for the supply of bulk drug substance of Tirasemtiv or [*] for the supply of finished Product, as applicable) shall be set forth in a separate supply agreement to be agreed by the Parties. In case Astellas desires to change the specification or manufacturing method of the Product for the use of its Development or Commercialization of the Product in Astellas Territory, JMC discuss the allocation of activities necessary for the CMC activities necessary for the change. For clarity, [*] the specification or manufacturing method of the Product for the use of its Development or Commercialization of the Product [*].

6.3      Technology Transfer. In the event that Astellas elects to Manufacture the Product using Tirasemtiv supplied by Cytokinetics, the JMC shall establish the procedures for Cytokinetics to effect the transfer to Astellas of the Cytokinetics Know-How that is then being used by Cytokinetics or its Third Party manufacturer in the Manufacture of the Product (but not Tirasemtiv except for the case [*]), to the extent such Cytokinetics Know-How is not already in Astellas’ possession. Cytokinetics shall conduct such technology transfer as soon as practicable in accordance with such procedures, [*]. In connection with the transfer of Know-How under this Section 6.3, Cytokinetics shall provide reasonable technical assistance at Astellas’ request [*].

6.4      Manufactured Products. Each Party represents and warrants that all Tirasemtiv and Product Manufactured and supplied by such Party for clinical trial and/or commercial use under this Agreement shall: (a) meet the applicable specifications; (b) be Manufactured in accordance with current Good Manufacturing Practices; and (c) be Manufactured in accordance with all applicable Laws, including any Governmental Authority requirements then in effect.

ARTICLE 7

COMMERCIALIZATION

7.1      General. Subject to the terms and conditions of this Article 7, each Party shall have the sole and exclusive responsibility, at its own expense, for all aspects of the Commercialization of the Product in its territory, including: (a) developing and executing a commercial launch and pre-launch plan, (b) negotiating with applicable Governmental Authorities regarding the price and reimbursement status of the Product; (c) marketing and promotion; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to applicable Laws relating to the marketing, detailing and promotion of the Product in its territory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2        Commercialization Plan.

(a)        The Commercialization of the Product under this Agreement in Cytokinetics Territory and Astellas Territory shall be coordinated under a Commercialization plan (the “Commercialization Plan”). The Commercialization Plan shall include a reasonably detailed description of and anticipated timeline for the Parties’, their respective Affiliates’ and sublicensees’ Commercialization activities with respect to the Product in their respective territory, including pre-launch plans, launch plans, market analytics, product forecasts, pricing assumptions and competitive intelligence.

(b)        No later than [*], or promptly following the Effective Date (if the Effective Date occurs during such [*] period), the JCC shall prepare and approve the initial Commercialization Plan. Thereafter, from time to time during the Term (but no less than annually), the JCC shall prepare and approve updates and amendments, as appropriate, to the then-current Commercialization Plan to reflect changes in its plans, including in response to changes in the marketplaces and related product forecasts, relative success of the Product and other relevant factors influencing such plans and activities. The JCC shall agree on the costs to be reimbursed in accordance with requests made under Section [*] (if any) and shared costs (if any) to be included in the Commercialization Plan with appropriate lead times for planning purposes, including budgeting and a mechanism for payment from one Party to the other Party. By [*] of each calendar year starting on [*] or the Effective Date whichever is later, the JCC shall agree upon a proposed budget for reimbursable and/or shared costs (if any) for the following Astellas fiscal year. Astellas shall use good faith efforts to [*]. Annual updates shall be finally approved no later than [*] before the beginning of next calendar year. Once approved by the JCC, such revised Commercialization Plan shall replace the prior Commercialization Plan.

(c)        If the terms of the Commercialization Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.

7.3        Commercial Diligence.

(a)        Each Party shall use Diligent Efforts to Commercialize the Product [*]. Without limiting the foregoing, each Party shall [*], as applicable. Astellas shall [*] the Product [*] within (i) for [*], [*] after the [*]; or (ii) for [*], [*] after the [*], in each case subject to [*] (e.g., [*] or [*] in order to [*] and provided that [*]) (the [*]). If [*], then Astellas shall [*] the Product [*], subject to [*] (e.g., [*] or [*] in order to [*] and provided that [*] (the [*]). Notwithstanding the foregoing, [*] Commercialization of the Product [*] during the period of time [*] and/or [*], provided further that [*] and/or [*] and [*].

(b)        [*] the Product [*] or [*], as applicable, it shall give written notice to [*], together with [*] with respect to the Commercialization of the Product [*]. The Parties shall meet and confer in good faith [*] and seek to agree on (i) [*] the Product [*], or (ii) whether [*] the Product [*] in accordance with Section [*]. If the Parties [*] under Section [*] the Product [*] the Product [*] the Product [*] within the applicable time period. If [*] shall be deemed [*] pursuant to Section [*] with respect to the Product [*] and [*], provided that [*] within the applicable time period. If [*] shall continue to [*] the Product [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.4      Collaboration and Coordination.

(a)        The Parties recognize that the Collaboration may benefit from the coordination of certain activities in support of the Commercialization of the Product in both the Cytokinetics Territory and Astellas Territory. As such, the Parties shall coordinate such activities where appropriate, which may include scientific and medical communication and product positioning. In particular, each Party shall share with the other party information pertaining to [*] through the JCC and such other Party shall [*], provided that, the Party [*] shall not be required to share any [*] for which [*], and if such Party [*] in order to [*] and to [*], then the Party [*] shall [*].

(b)        Each Party shall keep the other Party timely informed on the status of any application for pricing approval in its territory, including any discussion with Regulatory Authority with respect thereto. Each Party shall have the right to determine the price of the Product sold in its territory and neither Party shall have the right to direct, control or approve the pricing of the Product in the other Party’s territory. For clarity, each Party shall have the sole right, at its discretion, to engage in any early access program and/or named patient programs in the Cytokinetics Territory or Astellas Territory, as applicable, at its own cost, and such programs shall not require the other Party’s approval and/or input and shall not be part of the Development Plan or Commercialization Plan or subject to the oversight of any Committee.

7.5      Patent Marking. Each Party shall mark the Product with patent information in each country, in accordance with the applicable Law and to the extent customary in such country, and shall require all of its Affiliates and sublicensees to do the same. To the extent permitted by applicable Law and customary, Astellas shall indicate on Product packaging, advertisement and promotional materials that such Product is licensed from Cytokinetics.

7.6      Reports. Each Party shall update the JCC at each regularly scheduled JCC meeting regarding its Commercialization of the Product. Each such update shall be in a form to be agreed by the JCC and shall summarize its, its Affiliates’ and its sublicensees’ significant Commercialization activities with respect to the Product in its territory. The update by Astellas shall be at a level of detail reasonably requested by Cytokinetics and sufficient to enable Cytokinetics to determine Astellas’ compliance with its diligence obligations pursuant to Section 7.3.

ARTICLE 8

MEDICAL AFFAIRS ACTIVITIES

8.1      General. Each Party shall have the primary responsibility, at its own expense, for all aspects of the Medical Affairs Activities of the Product in its territory and shall have the final decision making authority with respect to Medical Affairs Activities of the Product in its territory.

8.2      Diligence. Each Party shall use Diligent Efforts to perform Medical Affairs Activities for the Product [*], in which it seeks and/or receives Marketing Approval and to the extent appropriate [*].

8.3      Medical Affairs Plan.

(a)        The Parties shall coordinate with respect to the strategy and implementation of the Medical Affairs Activities with respect to the Product in Cytokinetics Territory and Astellas Territory under a written plan for the Medical Affair Activities for the Product (the “Medical Affairs Plan”). The Medical Affairs Plan shall include a reasonably detailed description of and anticipated timeline for the Parties’, their respective Affiliates’ and sublicensees’ Medical Affairs Activities with respect to the Product.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        No later than [*], or promptly after the Effective Date (if the Effective Date occurs during such [*] period), the JMAC shall prepare and approve the initial Medical Affairs Plan. Thereafter, the JMAC shall periodically (at least on an annual basis) prepare and approve updates and amendments to the Medical Affairs Plan.

(c)        Each Party shall provide the other Party with at least [*] days advance notification of key in-person meeting or teleconference of advisory panels with key opinion leaders that relates to the Development or Commercialization of Tirasemtiv and Product. Such other Party shall have the right, but not the obligation, to have its representatives attend (but, unless otherwise requested by the Party responsible for such meeting, not participate in) such meetings; provided however that Astellas shall not have the right to attend any such meeting in the Cytokinetics Sole Territory.

8.4      Reports. Each Party shall update the JMAC at each regularly scheduled JMAC meeting regarding its Medical Affairs Activities of the Product. Each such update shall be in a form to be agreed by the JMAC and shall summarize its, its Affiliates’ and its sublicensees’ significant Medical Affairs Activities with respect to the Product in its Territory. The update by Astellas shall be at a level of detail reasonably requested by Cytokinetics and sufficient to enable Cytokinetics to determine Astellas’ compliance with its diligence obligations pursuant to Section 8.2.

ARTICLE 9

FINANCIAL PROVISIONS

9.1      Late Option Exercise Fee. In the event Astellas effectuates the Late Option Exercise (as defined in the 2014 Agreement), and Astellas exercises the Option after the receipt of the approval letter for the Product from the EMA but before the approval letter for the Product from the FDA, then in accordance with the 2014 Agreement, Astellas shall pay to Cytokinetics the second Option payment of [*] within thirty (30) days after the receipt of the approval letter for the Product from the FDA.

9.2      Sharing of Development Costs. The Parties shall share the Development Costs incurred by or on account of Cytokinetics to conduct the Cytokinetics Development Activities (75% Cytokinetics:25% Astellas) as follows:

(a)        Advance Payment. Within [*] of the Effective Date, Astellas shall pay to Cytokinetics an amount equal to Astellas’ share (i.e., twenty-five percent (25%)) of Cytokinetics’ estimated Development Costs (as set forth in the initial Development Budget) for the then-current calendar quarter. Thereafter, for each calendar quarter in which Cytokinetics is anticipated to conduct Cytokinetics Development Activities under the Development Plan, Cytokinetics shall submit to Astellas an invoice setting forth Cytokinetics’ estimated Development Costs based on the then-current Development Budget for such calendar quarter, no later than [*] Business Days following the first day of such calendar quarter (the “Development Advance Invoice”).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        True-Up. Within [*] days after the end of each calendar quarter in which Cytokinetics has conducted Cytokinetics Development Activities under the Development Plan, Cytokinetics shall submit to Astellas a reasonably detailed reconciliation report setting forth the actual Development Costs incurred by or on account of Cytokinetics to conduct Cytokinetics Development Activities in such calendar quarter and any credits or deficits from the corresponding Development Advance Invoice previously provided for such quarter (the “Development True-Up Report”). If the estimated Development Costs paid by Astellas pursuant to Section 9.2(a) above for such prior calendar quarter is less than Astellas’ share (i.e., twenty-five percent (25%)) of Cytokinetics’ actual Development Costs for such quarter, then Astellas shall pay the deficit to Cytokinetics as described in this Section 9.2(b) to the extent such amounts do not exceed the then-current Development Budget by more than [*]. If the estimated Development Costs paid by Astellas pursuant to Section 9.2(a) above for such prior calendar quarter is more than Cytokinetics’ actual Development Costs for such quarter, the excess shall be credited toward the Development Advance Invoice for the current calendar quarter (except where such invoice is the final such invoice to be provided by Cytokinetics, in which case the excess shall be refunded by Cytokinetics to Astellas within [*] days after the delivery of such invoice).

(c)        Timing of Payment. For ease of administration, Astellas shall pay Cytokinetics a single payment reflecting the amount due under the Development Advance Invoice for the current calendar quarter plus any deficits (or less any credits) reflected in the Development True-Up Report for the prior calendar quarter within the later of (1) [*] days of Astellas’ receipt of such Development Advance Invoice, or (2) [*] days of Astellas’ receipt of such Development True-Up Report.

9.3      Development Milestone Payments.

(a)        Development Milestone. Subject to the remainder of this Section 9.3, Astellas shall pay to Cytokinetics non-refundable, non-creditable payments set forth in the table below, on an Indication-by-Indication basis, upon [*] achievement of each milestone event in such Indication(s) (whether by or on behalf of Astellas or its Affiliates or sublicensees) in accordance with Section 9.3(b):

Milestone Event	Milestone Payment
	For initial Indication	For each subsequent Indication
1) [*] in Astellas Territory in Japan	[*]	[*]
2) [*] in Astellas Territory in Japan	[*]	[*]
3) [*] in Astellas Territory in Asia outside Japan	[*]	[*]
4) [*] in Astellas Territory in Asia outside Japan	[*]	[*]
5) [*] in Astellas Territory in Americas	[*]	[*]
6) [*] in Astellas Territory in Americas	[*]	[*]
7) [*] in Astellas Territory in EMEA	[*]	[*]
8) [*] in Astellas Territory in EMEA	[*]	[*]
Total	$100,000,000	$50,000,000

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)        For clarity, the above milestone events are for each of the four Regions defined in Section 1.59.

(ii)      If in any particular Region, if [*], but not [*], then the [*] applicable to the [*] in all of the countries listed as potential Significant Markets in such Region (as set forth in Section 1.64) shall be increased by: (A) [*] with respect to the [*] and/or (B) [*] with respect to the [*], in each case for [*], and [*] of the amounts specified for the milestone payments for the Product applicable to such Region shall be paid if such milestone events [*] or any [*] the achievement of such milestone events for the Product.

(b)       Notice and Payment. Astellas shall notify Cytokinetics in writing within [*] days after the achievement of any milestone set forth in this Section 9.3. Astellas shall pay to Cytokinetics the applicable milestone payments within [*] days after the achievement of such milestone by Astellas or its Affiliates or sublicensees.

  9.4    Royalty Payments.

(a)        Cytokinetics Royalty Rates. Subject to the other terms of this Section 9.4 during the Royalty Term, Cytokinetics shall make quarterly non-refundable, non-creditable royalty payments to Astellas on the Net Sales of the Product sold in Cytokinetics Royalty Territory at the applicable royalty rate set forth below. For clarity, no royalty shall be due for sale of the Product in Cytokinetics Sole Territory.

Annual Net Sales of Product in Cytokinetics Royalty Territory in a Cytokinetics fiscal year	Royalty Rate
Portion less than [*]	[*]
Portion equal to or greater than [*] and less than [*]	[*]
Portion equal to or greater than [*]	[*]

(b)        Royalty Adjustment to Cytokinetics Royalty Rate.

(i)        If [*], then the royalty rates for each royalty tier in Section 9.4(a) shall be [*] (i.e., from [*] to [*] for the first tier).

(ii)       If [*], then the royalty rates for each royalty tier in Section 9.4(a) shall be [*] until [*] (i.e. [*] if [*]), after which [*] this Section 9.4(b)(ii) shall no longer apply. For clarity, [*] clause (i) and (ii) are not exclusive and may apply at the same time.

(iii)      If and for so long as [*], and [*], the royalty rates shall be [*].

(iv)      If and for so long as [*], and [*], the applicable royalty rate shall be [*].

(v)      The royalty payment to Astellas shall be [*] until [*]. For the purpose of this clause, “[*]” means [*] and [*], including [*] and [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)        Astellas Royalty Rates. Subject to the other terms of this Section 9.4 during the Royalty Term, Astellas shall make quarterly non-refundable, non-creditable royalty payments to Cytokinetics on the Net Sales of the Product sold in Astellas Territory at the applicable royalty rate set forth below (unless the Parties agree on an alternative share of commercial returns for specified countries (e.g., transfer payment plus margin)).

Annual Net Sales of Product in Astellas Territory in an Astellas fiscal year	Royalty Rate
Portion less than [*]	[*]
Portion equal to or greater than [*] and less than [*]	[*]
Portion equal to or greater than [*]	[*]

(d)        Royalty Term. Each Party’s royalty payment obligations under this Agreement shall commence upon the First Commercial Sale of the first Product anywhere in such Party’s territory by such Party, its Affiliates or its sublicensees, and shall continue, on a Product-by-Product and country-by-country basis, until the latest of (i) the expiration of the last to expire Valid Claim [*] Tirasemtiv in such country; (ii) the expiration of the last to expire Valid Claim [*] Tirasemtiv and/or Product, provided that [*] with respect to such Product [*]; (iii) the expiration of any Regulatory Exclusivity granted with respect to such Product in such country; and (iv) [*] years after the First Commercial Sale of such Product in such country (the “Royalty Term”). For the purpose of determining the Royalty Term, all single agent Products containing Tirasemtiv shall be deemed one Product, and all Combination Products containing the same combination of active ingredients shall be deemed one Product, in each case regardless of their doses, forms, formulations, packaging and route of administration.

(e)        [*].

(i)        If a Product is [*] in a country during the applicable Royalty Term [*] with respect to such Product [*], and (i) such [*] in such country [*] or (ii) such [*] for such Product in such country [*] in such country, then the [*] of such Product in such country [*] so long as the [*] with respect to such Product [*] in such country [*].

(ii)      If, for a particular Product in a particular country, [*] the First Commercial Sale of such Product in such country: (A) there is [*], such Product or Tirasemtiv contained therein; and (B) the Royalty Term set forth in Section 9.4(d) [*] such Product [*] such Product or Tirasemtiv contained therein, then the applicable [*] for such Product shall [*] for so long as [*]. This Section 9.4(e)(ii) shall not [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f)        Basis for Royalty. This Section 9.4 is intended to provide for payments to each Party equal to the percentages of Net Sales set forth in this Section 9.4 for the duration of the Royalty Term. In establishing this payment structure, the Parties recognize, and Astellas acknowledges, the substantial value of the various actions and investments undertaken by Cytokinetics prior to the Effective Date and that Cytokinetics will undertake under this Agreement, and that the value of the Cytokinetics Technology licensed to Astellas hereunder resides substantially in Cytokinetics Know-How. As a result, the Parties attribute such value to Cytokinetics’ leading proprietary knowledge in the subject matter, including trade secrets, preclinical and clinical data pertaining to Tirasemtiv and Product, and regulatory filings made by Cytokinetics prior to the Effective Date, in each case created or generated by Cytokinetics through the expenditure of significant resources and as a result of Cytokinetics’ unique innovative capabilities. The Parties agree that because Cytokinetics is not separately compensated under this Agreement for such additional benefits, the royalties set forth above are appropriate for the duration of the Royalty Term. The Parties have agreed to the payment structure set forth herein as a convenient and fair mechanism for both Parties in order to compensate Cytokinetics for these additional benefits as part of the overall consideration for Cytokinetics to enter into this Agreement.

(g)        Royalty Reports and Payment. Within [*] days after each calendar quarter, commencing with the calendar quarter during which the First Commercial Sale of the first Product is made anywhere in the world, each Party shall provide the other Party with a report that contains the following information for the applicable calendar quarter, on a Product-by-Product and country-by-country basis: (i) the amount of gross sales of the Product, (ii) an itemized calculation of Net Sales showing deductions provided for in the definition of “Net Sales”, (iii) a calculation of the royalty payment due on such sales, including [*] in accordance with Section [*], and (iv) the exchange rate for such country. Within [*] days after each calendar quarter, each Party shall pay in Dollars all royalties due to the other Party with respect to Net Sales by Astellas, its Affiliates and their respective sublicensees for such calendar quarter.

9.5      Currency; Exchange Rate. All payments to be made by a Party to the other Party under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from the Party that receives the payment. The rate of exchange to be used in computing the amount of currency equivalent in Dollars for calculating Net Sales shall be made at the average quarterly rate as published by Bloomberg (based on 20:00 Tokyo time) for the applicable quarterly reporting period for which the payment is due, or such other source as the Parties may agree in writing. Each Party shall provide the other Party with written documentation of the applicable average quarterly rate, in English, along with the applicable royalty report under Section 9.4(g).

9.6      Late Payments. If a Party does not receive payment from the other Party of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to such receiving Party from the due date until the date of payment at a [*] or the [*].

9.7      Taxes.

(a)      Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)        Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by a Party to the other Party under this Agreement. To the extent such paying Party is required to deduct and withhold taxes on any payment to the other Party, such paying Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and the sum payable to such other Party shall be increased to the extent necessary to ensure that such other Party receives a sum equal to the sum which it would have received had there been no such withholding tax. Notwithstanding the foregoing, if the paying Party is obliged to pay withholding taxes and the other Party reasonably foresees that it will be able to utilize as a tax credit any amounts withheld or deducted by such paying Party, such other Party shall immediately so notify and, upon such notice, with respect to the amount in question, such paying Party shall be released from the obligation to increase the amount pursuant to this Section 9.7. Such other Party shall provide such paying Party any tax forms that may be reasonably necessary in order for such paying Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty, to the extent legally able to do so. Such other Party shall use reasonable efforts to provide any such tax forms to such paying Party in advance of the due date. Each Party shall provide the other with reasonable assistance (i) to enable the recovery, as permitted by Law, of withholding taxes or similar obligations resulting from payments made under this Agreement and (ii) in connection with any audit by any tax authority relating to this Agreement. In the event the paying Party increased the amount of its payment to the other Party to account for any withholding tax, and such other Party later utilizes any such amount withheld by such paying Party to achieve any tax saving for the benefit of such other Party in the form of a tax deduction, such other Party shall notify such paying Party in writing of the amount of such tax saving and such paying Party shall have the right to credit such amount of tax saving against its future payment obligations to such other Party.

9.8      Records and Audit Rights. Each Party shall maintain complete and accurate records in sufficient detail to permit the other Party to confirm the accuracy of the amount of Development Costs to be shared, royalty payments and other amounts payable under this Agreement. Upon reasonable prior notice, such records shall be open during regular business hours for a period of [*] years from the creation of individual records for examination by an independent certified public accountant selected by the auditing Party and reasonably acceptable to the audited Party for the sole purpose of verifying for the auditing Party the accuracy of the financial reports furnished by the audited Party pursuant to this Agreement or of any payments made, or required to be made, by or to the audited Party pursuant to this Agreement. Such audits not occur more often than once each calendar year. Such auditor shall not disclose the audited Party’s Confidential Information to the auditing Party, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by the audited Party or the amount of payments to or by the audited Party under this Agreement. Any amounts shown to be owed but unpaid shall be paid within [*] days after the accountant’s report, plus interest (as set forth in Section 9.6) from the original due date. The auditing Party shall bear the full costs of such audit unless such audit reveals an overpayment to, or an underpayment by, the audited Party that resulted from a discrepancy in the financial report provided by the audited Party for the audited period, which underpayment or overpayment was more than [*] of the amount set forth in such report, in which case the audited Party shall reimburse the auditing Party for the costs for such audit. If any such overpayment exceeds such [*] amount, then the auditing Party shall refund such amount to the audited Party within [*] days after the accountant’s report. On the other hand, if any such overpayment does not exceed such [*] amount, the auditing Party shall have the right to credit the amount of such overpayment against its future payment obligations to the audited Party, provided that such future payments are expected.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 10

INTELLECTUAL PROPERTY RIGHTS

10.1      Ownership of Collaboration Intellectual Property.

(a)        All Collaboration Intellectual Property shall be [*]. Each Party shall [*] in any Collaboration Intellectual Property [*] the other Party, subject to [*]. To the extent any Collaboration Intellectual Property is [*] a Party, such Party shall, [*] in such Collaboration Intellectual Property to the extent [*] the other Party [*]. To the extent any Patent Right [*] any Collaboration Intellectual Property [*] in such Patent Right [*].

(b)        The Parties shall cooperate with respect to the filing, prosecution, maintenance and enforcement of Collaboration Patents through the JPC. This Agreement shall be deemed a joint research agreement under 35 U.S.C. §102(c) or §103(c), as applicable, and any foreign counterparts entered into for the purpose of researching, identifying and developing Tirasemtiv and Product under the terms set forth herein.

10.2      Disclosure of Collaboration Intellectual Property. Each Party shall promptly disclose to the other Party all Collaboration Intellectual Property, including all invention disclosures or other similar documents submitted to such Party by its, or its Affiliates’, directors, officers, employees, agents or independent contractors relating to such Collaboration Intellectual Property, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such Collaboration Intellectual Property.

10.3      Patent Prosecution.

(a)      Cytokinetics Sole Patents.

(i)      Cytokinetics shall be responsible for filing, prosecuting and maintaining the Cytokinetics Patents, [*]. Cytokinetics shall consult with Astellas and keep Astellas reasonably informed of the status of the Cytokinetics Patents and shall promptly provide Astellas with copies of material correspondence received from any patent authorities in connection therewith. In addition, Cytokinetics shall promptly provide Astellas with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Cytokinetics Patents for Astellas’ review and comment prior to the submission of such proposed filings and correspondences. Cytokinetics shall confer with Astellas and reasonably consider Astellas’ comments prior to submitting such filings and correspondences, provided that Astellas shall provide such comments within [*] days of receiving the draft filings and correspondences from Cytokinetics. If Astellas does not provide comments within such period of time, then Astellas shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Cytokinetics Patents, the final decision shall be made by Cytokinetics, subject to subsection (ii) below. For the purpose of this Article 10, “prosecution” shall include any post-grant proceeding including supplemental examination, post-grant review proceeding, inter parties review proceeding, patent interference proceeding, opposition proceeding, reexamination, patent term restoration (under but not limited to the U.S. Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions.

(ii)      Cytokinetics shall notify Astellas in writing of any decision to cease prosecution and/or maintenance of, any Cytokinetics Patents in any country in the Astellas Territory. Cytokinetics shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Cytokinetics Patent in such country. Upon request by Astellas, Cytokinetics shall permit Astellas, at Astellas’ discretion and expense, to continue prosecution or maintenance of such Cytokinetics Patent in such country, and for as long as Astellas assumes such prosecution and maintenance at its own costs, such Cytokinetics Patent shall be [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      Collaboration Patents.

(i)      Cytokinetics shall be responsible for filing, prosecuting and maintaining any Collaboration Patents, [*]. Cytokinetics shall consult with Astellas and keep Astellas reasonably informed of the status of the Collaboration Patents and shall promptly provide Astellas with copies of material correspondence received from any patent authorities in connection therewith. In addition, Cytokinetics shall promptly provide Astellas with drafts of all proposed material filings and correspondences to any patent authorities with respect to the Collaboration Patents for Astellas’ review and comment prior to the submission of such proposed filings and correspondences. Cytokinetics shall confer with Astellas and reasonably consider Astellas’ comments prior to submitting such filings and correspondences, provided that Astellas shall provide such comments within [*] days of receiving the draft filings and correspondences from Cytokinetics. If Astellas does not provide comments within such period of time, then Astellas shall be deemed to have no comment to such proposed filings or correspondences. In case of disagreement between the Parties with respect to the filing, prosecution and maintenance of such Collaboration Patents, the final decision shall be made by Cytokinetics, subject to subsection (ii) below.

(ii)      Cytokinetics shall notify Astellas in writing of any decision to cease prosecution and/or maintenance of, any Collaboration Patents in any country. Cytokinetics shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Collaboration Patent. In such event, Cytokinetics shall permit Astellas, at its discretion and expense, to continue prosecution or maintenance of such Collaboration Patent in such country.

(c)      Astellas Patents.

(i)      Astellas shall be responsible for filing, prosecuting and maintaining the Astellas Patents, [*]. Astellas shall keep Cytokinetics reasonably informed of the status of the Astellas Patents.

(ii)      Astellas shall notify Cytokinetics in writing of any decision to cease prosecution and/or maintenance of, any Astellas Patents in any country. Astellas shall provide such notice at least [*] days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Astellas Patent. In such event, Astellas shall permit Cytokinetics, at its discretion and expense, to continue prosecution or maintenance of such Astellas Patent in such country and, after such notice by Astellas, such Astellas Patent shall be [*].

(d)      Collaboration. When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 10.3(a)(ii), 10.3(b)(ii), 10.3(c)(ii) or 12.3(b), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution responsibilities. The Party assuming such prosecution and maintenance responsibilities shall have the right to engage its own counsel to do so.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.4      Patent Enforcement.

(a)      Each Party shall notify the other within [*] Business Days of becoming aware of any alleged or threatened infringement by a Third Party of any of the Cytokinetics Patents, Astellas Patents or Collaboration Patents, which infringement adversely affects or is expected to adversely affect the Development or Commercialization of any Product, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions and of any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Cytokinetics Patents, Astellas Patents or Collaboration Patents (collectively “Product Infringement”).

(b)      Each Party shall have the first right to bring and control any legal action in connection with any Product Infringement in its territory at its own expense as it reasonably determines appropriate, and the other Party shall have the right to be represented in any such action by counsel of its choice. If the Party having first right to enforce decides not to bring such legal action, it shall so notify the other Party promptly in writing and the other Party shall have the right to bring and control any legal action in connection with such Product Infringement in the first Party’s territory at its own expense as it reasonably determines appropriate after consultation with the first Party.

(c)      The enforcing Party shall provide the other Party and its counsel with copies all court filings and material supporting documentation, and, at the request of the other Party, reasonable access to the enforcing Party’s counsel for consultation, provided that, unless the other Party is joined as a party to such action, any counsel retained by the other Party shall not act as attorney of record for any such action, or conduct any legal proceedings as part of such action, unless specifically requested by the enforcing Party and at the enforcing Party’s expense.

(d)      Cytokinetics shall have the exclusive right to enforce the Cytokinetics Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Astellas shall have the exclusive right to enforce the Astellas Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate. Each Party shall have the right to enforce the Collaboration Patents for any infringement that is not a Product Infringement at its own expense as it reasonably determines appropriate.

(e)      At the request of the Party bringing the action, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required.

(f)      In connection with any such proceeding, the Party bringing the action shall not enter into any settlement admitting the invalidity of, or otherwise impairing the other Party’s rights in, the Cytokinetics Patents, Astellas Patents or Collaboration Patents without the prior written consent of the other Party.

(g)      Any recoveries resulting from enforcement action relating to a claim of Product Infringement shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses (the “Remainder”) shall be [*], provided that if [*], such remainder shall be [*] and [*] in accordance with Section [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5      Trademarks.

(a)      Subject to Section 10.5(b) below, each Party shall have the right to brand the Product in its territory using any trademarks and trade names it determines appropriate for the Product, which may vary by country or within a country (“Product Marks”). Each Party shall own all rights in the Product Marks in its territory and shall register and maintain the Product Marks in the countries and regions in its territory that it determines reasonably necessary, at such Party’s own cost and expense.

(b)      The Parties, through their respective representatives on the JCC, shall endeavor to develop and adopt the key distinctive colors, logos, images, symbols, and trademarks to be used in the Cytokinetics Territory and the Astellas Territory in connection with the Commercialization of the Product (such branding elements, collectively, the “Global Brand Elements”). Each Party shall own the rights in the Global Brand Elements in its territory. Each Party shall Commercialize each Product in a manner consistent with the applicable Global Brand Elements in its Territory.

ARTICLE 11

CONFIDENTIALITY; PUBLICATION

11.1      Duty of Confidence. Subject to the other provisions of this Article 11:

(a)      all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party (the “Receiving Party”) and its Affiliates, using Diligent Efforts, but in any event no less than in the same manner and with the same protections as the Receiving Party maintains its own confidential information;

(b)      the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c)      the Receiving Party may disclose Confidential Information of the other Party to: (i) its Affiliates and sublicensees; and (ii) officers, employees, directors, agents, contractors, consultants and advisers of the Receiving Party and its Affiliates and sublicensees, in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

11.2      Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate through competent evidence that such Confidential Information:

(a)      is known by the Receiving Party at the time of its receipt without an obligation of confidentiality, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;

(c)      is subsequently disclosed to the Receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the Disclosing Party; or

(d)      is developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

11.3      Authorized Disclosures. Notwithstanding the obligations set forth in Sections 11.1 and 11.5, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:

(a)      such disclosure: (i) is reasonably necessary for the filing or prosecuting Patent Rights as contemplated by this Agreement; (ii) is reasonably necessary in connection with regulatory filings for Product; (iii) is reasonably necessary for the prosecuting or defending litigation as contemplated by this Agreement; or (iv) is made to any Third Party bound by written obligation of confidentiality and non-use substantially consistent with to those set forth under this Article 11 (subject to subsection (b) below with respect to [*]), to the extent otherwise necessary or appropriate in connection with the exercise of its rights or the performance of its obligations hereunder;

(b)      such disclosure is to [*], does not include the disclosure of Confidential Information relating to [*], and otherwise meets the requirements of subsection (a) above, in which case the Party [*] may agree with [*] of no less than [*], and in any event no less than [*]. Notwithstanding the foregoing, the subcontracting Party may request that the other Party grant a waiver to such requirement, which waiver shall not be unreasonably withheld or delayed and may be provided by e-mail. Each Party agrees to use Diligent Efforts to respond to a request for such a waiver within [*] Business Days.

(c)      such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to such Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations substantially consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, (sub)licensees and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition or collaboration; provided that in each such case on the condition that such Persons are bound by confidentiality and non-use obligations substantially consistent with those contained in the Agreement; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)      such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 11, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information.

11.4      Publications. The JMAC shall establish publication review and approval procedures for this Collaboration consistent with the publication policies of both Parties. The Parties shall review and approve any publication by either Party or its Affiliates or (sub)licensees relating to Tirasemtiv or Product, including scientific, health economic or pharmacoeconomic publications, in accordance with such procedures, considering Astellas’ and Cytokinetics’ interest in publishing the results of the work in the Development, Commercialization and Medical Affairs Activities in order to obtain recognition within the scientific or other applicable community and to advance the state of knowledge in the field, the need to protect Confidential Information and the Parties’ mutual interest in obtaining valid patent protection, protecting reasonable business interests and trade secret information, and having an integrated approach to developing one or more Product for one or more Indications. Consequently, except for disclosures permitted pursuant to Sections 11.3 and 11.5, each Party and their Affiliates, employee(s) and consultant(s) shall deliver to the Responsible Committee for review and comment a copy of any proposed publication or presentation that pertains to Tirasemtiv or Product, pursuant to a procedure to be established by the Responsible Committee (but excluding general corporate publications and presentations), any such comments to be provided within [*] days of receipt. The Responsible Committee shall have the right to require modifications of the publication or presentation: (a) to protect each Parties’ respective Confidential Information; (b) for trade secret reasons or business reasons; and/or (c) to delay such submission for an additional [*] days as may be reasonably necessary to seek patent protection for the information disclosed in such proposed submission. For clarity, subject to the procedure set forth in this Section 11.4, each Party shall have the right to publish the results of the work in the Development, Commercialization and Medical Affairs Activities performed hereunder in scientific, health economic or pharmacoeconomic journals in the other Party’s territory, and to present such results in scientific, health economic or pharmacoeconomic meetings in the other Party’s territory.

11.5      Publicity; Use of Names.

(a)      Promptly after the Effective Date and on a date mutually agreed by the Parties, the Parties shall agree and issue a joint press release announcing the restatement of the Agreement. No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 11.3 and this Section 11.5. No Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 11.5 or with the prior express written permission of the other Party, except as may be required by applicable Law.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      A Party may disclose this Agreement in securities filings with the Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by applicable Law. In such event, the Party seeking such disclosure shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than [*] Business Days after receipt of such proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by applicable Law. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [*] Business Day period.

(c)      Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the Governmental Authorities or by issuing a press release) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Law, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and shall reasonably consider any comments thereto provided by the other Party within [*] days after the receipt of such proposed disclosure, provided that in no event shall the Party having such disclosure obligation be required to delay its disclosure in a manner that may cause such Party to violate any Law or incur any legal liability.

(d)      Other than the initial press release as described in Section 11.5(a) above and any press release issued pursuant to Section 11.5(c), the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed); provided, however, that notwithstanding the foregoing, Cytokinetics shall have the right to disclose publicly (including on its website): (i) the fact that it has entered into this Agreement; (ii) the commencement, progress, status, completion and key results of each clinical trials conducted by the Parties under this Agreement; (iii) the receipt of any milestone payments under this Agreement; (iv) Marketing Approval of any Product; (v) the First Commercial Sale of any Product; and (vi) royalties paid to or received from Astellas. For each such disclosure, unless Cytokinetics otherwise has the right to make such disclosure under this Article 11, Cytokinetics shall provide Astellas with a draft of such disclosure at least [*] Business Days prior to its intended release for Astellas’ review and comment, and shall consider Astellas’ comments in good faith. If Cytokinetics does not receive comments from Astellas within [*] Business Days, Cytokinetics shall have the right to make such disclosure without further delay. The Parties shall use reasonable efforts to coordinate the timing of such disclosures to be outside the trading hours of the NASDAQ and Tokyo stock markets, provided that neither Party shall be required to so delay such a disclosure where such delay would reasonably be expected to give rise to liability for or sanctions upon such Party in such Party’s sole judgment.

(e)      The Parties agree that after a disclosure pursuant to Section 11.5(b), a press release (including the initial press release) or other public announcement pursuant to Section 11.5(c) has been reviewed and approved by the other Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent or approval.

(f)      Each Party agrees that the other Party shall have the right to use such first Party’s name and logo in presentations, the company’s website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 11.5.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.6    Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the Disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the Receiving Party and the Disclosing Party shall have the right to assert such protections and privileges.

ARTICLE 12

TERM AND TERMINATION

12.1    Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Product-by-Product basis, until the expiration of the Royalty Term with respect to the applicable Product, unless earlier terminated as set forth in Section 12.2 below (the “Term”). Upon expiration of the Royalty Term with respect to such Product in such country, the license granted to a Party to the other Party under this Agreement with respect to such Product in such country shall remain in effect on a perpetual, fully paid-up and royalty-free basis.

12.2    Termination.

(a)      Termination by Astellas for Convenience. Astellas may terminate this Agreement for convenience in its entirety by providing written notice of termination to Cytokinetics, which notice includes an effective date of termination at least [*] days after the date of the notice.

(b)      Termination for Material Breach. If either Party believes that the other is in material breach of its obligations hereunder or material breach of any representation or warranty set forth in this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party. For all breaches other than a failure to make a payment as set forth in this Agreement, the allegedly breaching Party shall have [*] days from such notice to dispute or cure such breach. For any breach arising from a failure to make a payment set forth in this Agreement, the allegedly breaching Party shall have [*] days from the receipt of the notice to dispute or cure such breach. If the Party receiving notice of breach fails to cure, or fails to dispute, that breach within the applicable period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement effective on written notice of termination to the other Party. If the allegedly breaching Party in good faith disputes such material breach or disputes the failure to cure or remedy such material breach and provides written notice of that dispute to the other Party within the applicable period set forth above, the matter shall be addressed under the dispute resolution provisions in Section 15.6, and the termination shall not become effective unless and until it has been determined under Section 15.6 that the allegedly breaching Party is in material breach of this Agreement. Notwithstanding the foregoing, if the material breach [*] and provided that such material breach [*] under this Section 12.2(b) shall be [*] with respect to such [*]. If any material breach [*] and provided that such material breach [*] under this Section 12.2(b) shall be [*] with respect to such [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c)      Termination for Patent Challenge. Except to the extent the following is unenforceable under the laws of a particular jurisdiction, Cytokinetics may terminate this Agreement in its entirety if Astellas or its Affiliates or sublicensees, individually or in association with any other person or entity, commences a legal action challenging the validity, enforceability or scope of any Cytokinetics Patents in any country.

(d)      Termination for Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of such other Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [*] days after the filing thereof, or if the other Party proposes or is a party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of its creditors.

12.3     Effect of Termination. Upon the termination (but not expiration) of this Agreement for any reason, all licenses and other rights granted to Astellas under the Cytokinetics Technology and Collaboration Intellectual Property shall terminate. In the case of [*], such licenses and rights shall terminate [*]. In addition, the following consequences shall apply in the event of termination by Astellas pursuant to Section 12.2(a) or by Cytokinetics pursuant to Section 12.2(b), 12.2(c) or 12.2(d):

(a)      [*]. Within [*] days after the effective date of termination, [*] Tirasemtiv or Product [*]. In addition, Astellas [*] Tirasemtiv and Product in the Field [*].

(b)      Patent Prosecution and Enforcement. If Astellas is responsible for the prosecution or maintenance of any Collaboration Patents [*] at the effective date of termination, Astellas shall promptly transfer to Cytokinetics, and Cytokinetics shall thereafter be solely responsible for, the prosecution and maintenance of such Collaboration Patents that are [*] under Section [*]. Cytokinetics shall have the first right to enforce at Cytokinetics’ sole cost the Collaboration Patents that are [*] under Section [*], in each case against any infringement that adversely affects or is expected to adversely affect Tirasemtiv or Product.

(c)      Regulatory Materials; Data. Within thirty (30) days of the effective date of such termination, Astellas shall transfer and assign to Cytokinetics, at no cost to Cytokinetics, all Regulatory Materials relating to Tirasemtiv or Product, data from preclinical, non-clinical and clinical studies conducted by or on behalf of Astellas, its Affiliates or sublicensees relating to Tirasemtiv or Product and all pharmacovigilance data (including all adverse event databases) relating to Tirasemtiv or Product [*]. At Cytokinetics’ request, Astellas shall provide Cytokinetics with assistance with any inquiries and correspondence with Regulatory Authorities relating to Tirasemtiv or Product [*] for a period of [*] months after such termination.

(d)      Trademarks. Astellas shall transfer and assign, and shall ensure that its Affiliates transfer and assign, to Cytokinetics, at no cost to Cytokinetics, all Product Marks [*] and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of Astellas or its Affiliates or sublicensees). Cytokinetics and its Affiliates and licensees shall have the right to use other identifiers specific to the Product (e.g., Astellas compound identifiers) [*]. Astellas shall also transfer to Cytokinetics any in-process applications for generic names for the Product [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)      Transition Assistance. Astellas shall provide the following transitional assistance, at its own cost unless specifically set forth below.

(i)      If this Agreement is terminated in its entirety, Astellas shall promptly return to Cytokinetics all Know-How, data, materials and other Confidential Information made available to Astellas by Cytokinetics under this Agreement.

(ii)     Upon request by Cytokinetics after termination of this Agreement, Astellas shall promptly provide Cytokinetics with a copy of each license agreement, collaboration agreement and/or vendor agreement then effective between Astellas (or its Affiliates) and a Third Party with respect to the Product, or the Development, Manufacture and Commercialization thereof, [*]. Upon Cytokinetics’ request, Astellas shall use its Diligent Efforts to assign or sublicense, and shall ensure that its Affiliates assign or sublicense, to Cytokinetics any such agreement(s) and shall permit Cytokinetics access through any communication portal so established with such Third Party under any agreement so assigned to Cytokinetics.

(iii)    Astellas shall, at Cytokinetics’ request after termination of this Agreement, transfer (including when available, in electronic format) all Astellas Know-How and Collaboration Know-How relating to the Product to Cytokinetics or its designee, including without limitation: study protocols, study results, analytical methodologies, CMC Information (including bulk and final product manufacturing processes, batch records, vendor information and validation documentation), expert opinions, analyses, in each case to the extent such materials pertain to [*], and shall provide Cytokinetics reasonable technical assistance in connection therewith. From and after such time, all such Know-How shall be deemed Confidential Information of Cytokinetics.

(iv)    Astellas shall transfer to Cytokinetics or its designee any and all inventory of Tirasemtiv and Product [*] (including all final product, bulk drug substance, work-in-process, formulation materials, reference standards, drug product clinical reserve samples, packaged retention samples, and the like) then in the possession of Astellas, its Affiliates or sublicensees at Astellas’ Manufacturing Costs. Astellas shall continue or have continued any ongoing stability studies pertaining to any materials so transferred if such studies will take less than [*] to complete. The Parties shall agree on the procedures by which to transfer any longer stability studies to Cytokinetics or its designee in a manner that minimizes the disruption of such studies.

(v)    If at the time of such termination, Cytokinetics or its Affiliates are not Manufacturing the Product [*], then, at Cytokinetics’ request, Astellas shall: (A) continue to Manufacture and supply Cytokinetics with the Product [*] for a period of [*] year after such termination; (B) assign or transfer to Cytokinetics any Manufacturing agreement between Astellas and a Third Party contract manufacturer with respect to the Product [*]; and/or (C) transfer to Cytokinetics (or its designee) all Know-How and materials to enable Cytokinetics or such designee to assume the Manufacture and supply of such the Product [*] and shall provide reasonable technical assistance in connection therewith;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)    If at the time of such termination, Astellas or its Affiliates are conducting any clinical trials for the Product [*], then, at Cytokinetics’ election on a trial-by-trial basis: (A) Astellas shall fully cooperate, and shall ensure that its Affiliates fully cooperate, with Cytokinetics to transfer the conduct of all such clinical trials to Cytokinetics. [*] the conduct of such clinical trials after the effective date of such termination (except to the extent [*]); or (B) Astellas shall, [*], orderly wind-down the conduct of any such clinical trial which is not assumed by Cytokinetics under clause (A). In each case [*] in connection with the conduct or wind-down of all such clinical trials as of the effective date of such termination.

(vii)    In addition to the foregoing, Astellas shall use its Diligent Efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted Development, Manufacturing, Commercialization and Medical Affairs Activities of the Product [*] by Cytokinetics and to enable Cytokinetics to enter into an agreement with a Third Party to continue these activities with minimal disruption and delay.

(viii)    Astellas shall transfer to Cytokinetics all rights to publications relating to the Product [*] (including data to be published, manuscript in preparation and pending publications).

(f)      Termination Press Releases. In the event of termination of this Agreement for any reason and subject to the provisions of Section 11.5, the Parties shall cooperate in good faith to coordinate public disclosure of such termination and the reasons therefor, and shall not, except to the extent required by applicable Law, disclose such information without the prior approval of the other Party. The principles to be observed in such disclosures shall be accuracy, compliance with applicable Law and regulatory guidance documents, and reasonable sensitivity to potential negative investor reaction to such news.

12.4    Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the provisions of Articles 1, 9 (solely with respect to payments accrued before the date of expiration or termination), 11, 14 (solely with respect to Claims arising from actions and/or omissions during the Term) and 15, and Sections 5.7, 10.1(a), 10.1(b) (the second sentence only), 10.3(b), 10.3(d), 12.3, 12.4, 12.5 and 13.5 shall survive the expiration or termination of this Agreement.

12.5    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES

13.1    Representations and Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:

(a)      it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)      it has the full right, power and authority to enter into this Agreement, to perform its obligations hereunder; and

(c)      this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

13.2    Covenant by Cytokinetics. Cytokinetics agrees that, at the time of delivery of Exhibit B to Astellas within thirty (30) days after the Effective Date, unless as set forth in any Schedule of Exceptions:

(a)      it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Cytokinetics Patents listed in Exhibit B in a manner that is inconsistent with the license granted to Astellas under Section 3. 1;

(b)      to Cytokinetics’ knowledge, all Cytokinetics Patents are listed in Exhibit B; and

(c)      it has the right to grant the license and rights herein to Astellas and it has not granted any license, right or interest in, to or under the Cytokinetics Patents listed in Exhibit B to any Third Party that is inconsistent with the license granted to Astellas under Section 3. 1.

13.3    Covenant by Astellas. Astellas agrees that, at the time of delivery of Exhibit A to Cytokinetics within thirty (30) days after the Effective Date, unless as set forth in any Schedule of Exceptions::

(a)      it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in Astellas Patent listed in Exhibit A in a manner that is inconsistent with the license granted to Cytokinetics under Section 3.4;

(b)      to Astellas’ knowledge, all Astellas Patents are listed in Exhibit A; and

(c)      it has the right to grant the license and rights herein to Cytokinetics and it has not granted any license, right or interest in, to or under the Astellas Patents listed in Exhibit A to any Third Party that is inconsistent with the license granted to Cytokinetics under Section 3.4.

13.4    Mutual Covenants.

(a)      No Debarment. In the course of the Development, Manufacture and Commercialization of Tirasemtiv and Product, neither Party nor its Affiliates shall use any employee or consultant (including of any sublicensee), who has been debarred or disqualified by any Regulatory Authority, or, to such Party’s or its Affiliates’ knowledge, is the subject of debarment or disqualification proceedings by a Regulatory Authority. Each Party shall notify the other Party promptly upon becoming aware that any of its or its Affiliates’ employees or consultants has been debarred or is the subject of debarment or disqualification proceedings by any Regulatory Authority.

(b)      Compliance. Each Party and its Affiliates shall comply in all material respects with all applicable Laws (including all anti-bribery laws) in the Development, Manufacture, Commercialization and Medical Affairs Activities of Tirasemtiv and Product and performance of its obligations under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.5    No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF ASTELLAS OR CYTOKINETICS; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

ARTICLE 14

INDEMNIFICATION; LIABILITY; INSURANCE

14.1    Indemnification by Cytokinetics. Cytokinetics shall indemnify and hold Astellas, its Affiliates and sublicensees and their respective officers, directors, agents and employees (“Astellas Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

(a)      the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product by Cytokinetics or any of its Affiliates, licensees, sublicensees, distributors or contractors (other than Astellas, its Affiliates, licensees, sublicensees, distributors or contractors); or

(b)      the negligence, recklessness or willful misconduct of any of the Cytokinetics Indemnitees; or

(c)      the breach of any of the warranties or representations made by Cytokinetics to Astellas under this Agreement; or

(d)      the breach by Cytokinetics of its obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the breach by any Astellas Indemnitee of any covenant, representation, warranty or other agreement made by Astellas in this Agreement or the negligence, recklessness or willful misconduct of any Astellas Indemnitee.

14.2    Indemnification by Astellas. Astellas shall indemnify and hold Cytokinetics, its Affiliates, and their respective officers, directors, agents and employees (“Cytokinetics Indemnitees”) harmless from and against any Claims arising under or related to this Agreement against them to the extent arising or resulting from:

(a)      the Development, Manufacture, Commercialization or Medical Affairs Activities of Tirasemtiv and/or Product by Astellas or any of its Affiliates, licensees, sublicensees, distributors or contractors; or

(b)      the negligence, recklessness or willful misconduct of any of the Astellas Indemnitees; or

(c)      the breach of any of the warranties or representations made by Astellas to Cytokinetics under this Agreement; or

(d)      any breach by Astellas of its obligations pursuant to this Agreement;

except in each case, to the extent such Claims result from the breach by any Cytokinetics Indemnitee of any covenant, representation, warranty or other agreement made by Cytokinetics in this Agreement or the negligence, recklessness or willful misconduct of any Cytokinetics Indemnitee.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3    Indemnification Procedure. If either Party is seeking indemnification under Sections 14.1 or 14.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the Claim giving rise to the obligation to indemnify pursuant to such Section as soon as reasonably practicable after receiving notice of the Claim. The Indemnifying Party shall have the right to assume the defense of any such Claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any Claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 14.1 or 14.2 as to any Claim, pending resolution of the dispute pursuant to Section 15.6, the Parties may conduct separate defenses of such Claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 14.1 or 14.2 upon resolution of the underlying Claim.

14.4    Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 14. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

14.5    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 14.1 OR 14.2, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS RELATING TO CONFIDENTIALITY OR INTELLECTUAL PROPERTY HEREUNDER.

14.6    Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [*] days prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Article 14.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 15

GENERAL PROVISIONS

15.1    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of God, or acts, generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party, or unavailability of materials related to the Manufacture of Tirasemtiv or Product. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

15.2    Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate of such Party, or in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. Any attempted assignment not in accordance with this Section 15.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

15.3    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

15.4    Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Cytokinetics:

Cytokinetics, Inc.

280 East Grand Avenue

South San Francisco, CA 94080

USA

Attn:        President

Fax:         650-624-3010

Copy to: General Counsel

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with a copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304, USA

Attn:        Robert L. Jones, Esq.

Fax:         (650) 849-7400

If to Astellas:

Astellas Pharma Inc.

2-5-1, Nihonbashi-Honcho

Chuo-ku, Tokyo 103-8411

Japan

Attn:        Corporate Vice President, Legal

Fax:         81-3-3244-5811

or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the fifth (5th) Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the tenth (10th) Business Day following the date of mailing, if sent by mail.

15.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of [*] and the patent laws of the United States without reference to any rules of conflict of laws.

15.6    Dispute Resolution. The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not a matter addressed in Section [*] shall be finally shall be settled by binding arbitration administered by [*] pursuant to its [*] then in effect (the “[*] Rules”), except as otherwise provided herein. The arbitration shall be governed by the United States Federal Arbitration Act, 9 U. S.C. § § 1- 16 (the “Federal Arbitration Act”), to the exclusion of any inconsistent state laws. The U.S. Federal Rules of Civil Procedure shall govern discovery and the U.S. Federal Rules of Evidence shall govern evidence for the arbitration. The arbitration shall be conducted in San Francisco, California and the Parties consent to the personal jurisdiction of the United States federal courts, for any case arising out of or otherwise related to this arbitration, its conduct and its enforcement. Any situation not expressly covered by this Agreement shall be decided in accordance with the [*] Rules. The arbitrator shall be one (1) neutral, independent and impartial arbitrator selected from a pool of retired federal judges to be presented to the Parties by [*]. Failing the agreement of the Parties as to the selection of the arbitrator within [*] days, the arbitrator shall be appointed by [*] in accordance with the [*] Rules. Notwithstanding any other provision of this Section 15.6, either Party shall have the right to seek and be granted exigent, injunctive or temporary relief in any court of competent jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.7    Foreign Corrupt Practices Act Compliance.

(a)      Compliance with FCPA. The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties or political party officials (or relatives or associates of such officials) (“FCPA Covered Person”) for the purpose of illegally influencing them, whether directly or indirectly, to obtain or retain business. This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors. A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa. By signing this Agreement, each Party warrants that:

(i)       It is familiar with the provisions and restrictions contained in the OECD Convention and FCPA.

(ii)      It shall comply with the FCPA in marketing, selling and/or servicing the Product under this Agreement.

(iii)     It shall not, in the course of its duties under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind to any FCPA Covered Person that would or could be construed as an illegal or corrupt practice.

(iv)     It is not an FCPA Covered Person or affiliated with any FCPA Covered Person.

(v)      It shall immediately notify the other Party of any attempt by any FCPA Covered Person to directly or indirectly solicit, ask for, or attempt to extort anything of value from the first Party, and shall refuse any such solicitation, request or extortionate demand except a facilitating payment as expressly permitted under the FCPA.

(b)      Compliance Certificate. From time to time upon request from one Party, the other Party shall submit a compliance certificate in the form set forth in Exhibit D, as applicable, stating that (i) it fully understands its obligations under this Section 15.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; (ii) it has been complying with this Section 15.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; and (iii) it shall continue to comply with this Section 15.7 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date.

(c)      No Action. In no event shall one Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any applicable laws and regulations, including the anti-bribery laws referenced in this Section 15.7.

(d)      Due Diligence. Each Party shall have the right to visit the offices of the other Party from time to time during the term of the Agreement on an “as needed” basis and conduct due diligence in relation to the other Party’s business related to performance of its obligations under this Section 15.7 and may do so in the way it deems necessary, appropriate or desirable so as to ensure that the other Party complies with this Section 15.7 and any other applicable laws and regulations in its business operations. Each Party shall make every effort to cooperate fully with the other Party in any such due diligence.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(e)    Audit. In the event that one Party has reason to believe that a breach of any obligation of the other Party under this Section 15.7 has occurred or may occur, the first Party shall have the right to select an independent third party to conduct an audit of the other Party and review relevant books and records of the other Party, to satisfy itself that no breach has occurred. Unless otherwise required under applicable laws and regulations or by order of a competent court or regulatory authority, the first Party shall ensure that the selected independent third party shall keep confidential all audited matters and the results of the audit. The first Party does reserve the right to disclose to the U.S. or foreign government, its agencies and/or any other government or non-government party, information relating to a possible violation by the other Party of any applicable law, including a violation of the FCPA or any other applicable anti-bribery law.

15.8    Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto.

15.9    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.

15.10    Independent Contractors. Cytokinetics and Astellas are independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Cytokinetics nor Astellas shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

15.11    Waiver. The waiver by either Party hereto of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.

15.12    Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

15.13    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, no ambiguity in this Agreement shall be strictly construed against either Party.

15.14    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

15.15    Translations. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.16    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.17    Counterparts. This Agreement may be executed in two or more counterparts by original signature, facsimile or PDF files, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

<REMAINDER OF PAGE INTENTIONALLY LEFT BLANK>

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Tirasemtiv License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

Cytokinetics, Inc.		Astellas Pharma Inc.

By:		By:

Name:	Robert I. Blum	Name:	Yoshihiko Hatanaka

Title:	President and CEO	Title:	President and CEO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LIST OF EXHIBITS

Exhibit A:	Existing Astellas Patents
Exhibit B:	Existing Cytokinetics Patents
Exhibit C:	Allocation of Global Development Costs
Exhibit D:	Form of Certificate of Compliance

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

Existing Astellas Patents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Existing Cytokinetics Patents

Country	Application No.	Filing Date	Patent Number	Title

[*]	[*]	[*]	[*]	[*]

B-i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Allocation of Global Development Costs

[*]

C-i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

Form of Certificate of Compliance

I, [                                                                 ] of Astellas Pharma Inc., which is conducting business with Cytokinetics, Inc. per our License and Collaboration Agreement dated [                                         ].

I hereby acknowledge and certify that I am familiar and knowledgeable about the requirements of the FCPA and other applicable Anti-Corruption Laws and their requirements.

I certify that Astellas has not, and will not, take any action in furtherance of an unlawful offer, promise, or payment to a foreign official that would cause Cytokinetics, Inc. to be in violation of the FCPA, any other applicable Anti-Corruption Law. I further certify that Astellas has made no agreement or commitment, directly or indirectly, which, if carried out in the future, would cause Cytokinetics, Inc. to be in violation of the FCPA or any other applicable Anti-Corruption Law.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.) as amended.

“Anti-Corruption Laws” shall mean all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls.

Signature:

Printed Name:

Title:

Company: Astellas Pharma Inc.

Dated:

D-i

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Form of Certificate of Compliance

I, [                                                         ] of Cytokinetics, Inc., which is conducting business with Astellas Pharma Inc. per our License and Collaboration Agreement dated [                                             ].

I hereby acknowledge and certify that I am familiar and knowledgeable about the requirements of the FCPA and other applicable Anti-Corruption Laws and their requirements.

I certify that Cytokinetics has not, and will not, take any action in furtherance of an unlawful offer, promise, or payment to a foreign official that would cause Astellas Pharma Inc. to be in violation of the FCPA, any other applicable Anti-Corruption Law. I further certify that Cytokinetics has made no agreement or commitment, directly or indirectly, which, if carried out in the future, would cause Astellas Pharma Inc. to be in violation of the FCPA or any other applicable Anti-Corruption Law.

“FCPA” shall mean the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et seq.) as amended.

“Anti-Corruption Laws” shall mean all applicable laws, regulations, orders, judicial decisions, conventions and international financial institution rules regarding corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses to public officials and private persons, agency relationships, commissions, lobbying, books and records, and financial controls.

Signature:

Printed Name:

Title:

Company: Cytokinetics, Inc.

Dated:

D-ii

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Tirasemtiv Development Plan	CONFIDENTIAL

Exhibit D

Global Development Plan

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

Cytokinetics Patents

Country	Application No.	Filing Date	Patent Number	Title
[*]	[*]	[*]	[*]	[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.